UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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United America Indemnity, Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED AMERICA INDEMNITY, LTD.
Walker House, 87 Mary Street
P.O. Box 908GT
George Town, Grand Cayman
Cayman Islands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 4, 2005

TIME	9:00 a.m., local time, on Wednesday, May 4, 2005.

PLACE	The Fairmont Hamilton Princess Hotel, 76 Pittsbay Road, Hamilton, Bermuda.

ITEMS OF BUSINESS	(1) To elect twelve directors of United America Indemnity, Ltd. to hold office as specified in the Proxy Statement.

(2) To approve an amendment to our Share Incentive Plan.

(3) To approve our Amended and Restated Annual Incentive Awards Program.

(4) To approve Part 1 of our Integration Bonus Plan.

(5) To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2005 and to authorize our Board of Directors acting by its Audit Committee to set the fees for PricewaterhouseCoopers LLP.

(6) To act on various matters concerning certain of our non-U.S. subsidiaries.

(7) To transact such other business as may properly be brought before the Annual General Meeting or any adjournment or postponement thereof.

RECORD DATE	Our Board of Directors has fixed the close of business on March 16, 2005 as the record date for the Annual General Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Annual General Meeting or any adjournment or postponement thereof.

IMPORTANT	It is important that your shares be voted at the Annual General Meeting. Please MARK, SIGN, DATE, and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Annual General Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the Proxy Statement.

By Order of the Board of Directors

Edward J. Noonan
Chief Executive Officer
March 28, 2005

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UNITED AMERICA INDEMNITY, LTD.
Walker House, 87 Mary Street
P.O. Box 908GT
George Town, Grand Cayman
Cayman Islands
www.uai.ky

PROXY STATEMENT

March 28, 2005
      The Annual General Meeting of Shareholders of United America Indemnity, Ltd. will be held at The Fairmont Hamilton Princess Hotel, 76 Pittsbay Road, Hamilton, Bermuda, at 9:00 a.m., local time, on Wednesday, May 4, 2005. We are mailing this Proxy Statement on or about April 4, 2005 to each holder of our issued and outstanding Class A common shares and Class B common shares entitled to vote at the Annual General Meeting in order to furnish information relating to the business to be transacted at the meeting. We have mailed our Annual Report to Shareholders for the fiscal year ended December 31, 2004 with this Proxy Statement. We have included the Annual Report for informational purposes and not as a means of soliciting your proxy.
      Our Board of Directors has fixed the close of business on March 16, 2005 as the record date for the Annual General Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Annual General Meeting and any adjournment or postponement thereof. On the record date, 23,657,103 Class A common shares and 12,687,500 Class B common shares were outstanding.
VOTING AND REVOCABILITY OF PROXIES
      It is important that your shares be voted at the Annual General Meeting. Please MARK, SIGN, DATE, and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Annual General Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described below. The envelope is addressed to our transfer agent and requires no postage. If you receive more than one proxy card — because you have multiple accounts — you should sign and return all proxies received to be sure all of your shares are voted.
      On each matter voted on at the Annual General Meeting and any adjournment or postponement thereof, each record holder of Class A common shares will be entitled to one vote per share and each record holder of Class B common shares will be entitled to ten votes per share. The holders of Class A common shares and the holders of Class B common shares will vote together as a single class.
      The required quorum for the Annual General Meeting consists of one or more shareholders present in person or by proxy and entitled to vote that hold in the aggregate at least a majority of the votes entitled to be cast at the Annual General Meeting. Our directors are elected by a plurality of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting and entitled to vote; provided that if a majority of the votes cast at the Annual General Meeting are cast against any director, that director will not be elected. Approval of Proposals Two, Three, Four and Five require the affirmative vote of a simple majority of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting and entitled to vote. With respect to the proposals concerning certain of our non-U.S. subsidiaries, our Board of Directors will cause our corporate representative or proxy to vote the shares of these subsidiaries, Wind River

Insurance Company (Barbados) Ltd., Wind River Insurance Company, Ltd., and Wind River Services, Ltd., in the same proportion as the votes received at the Annual General Meeting from our shareholders on these proposals.
      If you mark your proxy as “Withhold Authority” or “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter, but will count in determining whether a quorum is present. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present, but will not affect the outcome of any vote.
      You may vote your shares at the Annual General Meeting in person or by proxy. All valid proxies received before the Annual General Meeting will be voted according to their terms. If you complete your proxy properly, but do not provide instructions as to how to vote your shares, your proxy will be voted as follows:

•	“FOR” the election of all nominees for director of United America Indemnity, Ltd. named herein.

•	“FOR” the approval of the amendment to our Share Incentive Plan.

•	“FOR” the approval of our Amended and Restated Annual Incentive Awards Program.

•	“FOR” the approval of Part 1 of our Integration Bonus Plan.

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2005 and the authorization of our Board of Directors acting by its Audit Committee to set the fees for PricewaterhouseCoopers LLP.

•	“FOR” each of the various matters concerning certain of our non-U.S. subsidiaries, including the election of all nominees for director named herein of Wind River Insurance Company (Barbados) Ltd., Wind River Insurance Company, Ltd., and Wind River Services, Ltd.
      Except as discussed under “Proposal Six — Various Matters Concerning Certain of Our Non-U.S. Subsidiaries,” if any other business is brought before the Annual General Meeting, proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies. After providing your proxy, you may revoke it at any time before it is voted at the Annual General Meeting by (1) filing with our Chief Executive Officer an instrument revoking it or a duly executed proxy bearing a later date, or (2) by attending the Annual General Meeting and giving notice of revocation. Attendance at the Annual General Meeting, by itself, will not constitute revocation of a proxy.
      We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to shareholders. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit proxies personally or by telephone or other electronic means without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. The enclosed proxy is solicited by and on behalf of our Board of Directors.

PROPOSAL ONE — ELECTION OF OUR DIRECTORS
      Our amended and restated articles of association provide that the size of our Board of Directors shall be determined from time to time by our Board of Directors, but unless such number is so fixed, our Board of Directors will consist of eleven directors. Pursuant to an Amended and Restated Shareholders Agreement dated as of December 15, 2003 among United National Group, Ltd. (now United America Indemnity, Ltd.), Fox Paine & Company, and the Ball family trusts (the “Shareholders Agreement”), we have agreed to increase the current size of our Board of Directors to twelve directors. The Board of Directors has nominated twelve persons for election as directors whose terms will expire at the 2006 Annual General Meeting of Shareholders, or when their successors are duly elected and qualified. If any of the nominees becomes unable to or declines to serve as a director, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes as the Board of Directors may nominate.
Nominees for Director
      Set forth below is biographical information concerning the persons nominated for election as directors of United America Indemnity, Ltd.:
      Saul A. Fox, 51, has served as a director on our Board of Directors since August 2003, as our Chairman since September 2003, and as Chief Executive of Fox Paine & Company since he co-founded Fox Paine & Company in 1997. Prior to founding Fox Paine & Company, Mr. Fox was general partner with Kohlberg, Kravis & Roberts & Co. During his thirteen years with Kohlberg, Kravis & Roberts & Co., Mr. Fox led a focused investment effort in the global insurance and reinsurance sectors. This effort included the 1992 acquisition of American Re-Insurance Corp. and the 1995 acquisition of Canadian General Insurance Company. Mr. Fox was Chairman of the Executive Committee of the Board of Directors for both companies. Prior to joining Kohlberg, Kravis & Roberts & Co., Mr. Fox was an attorney specializing in tax, business law, and mergers and acquisitions, and participated significantly in law firm management at Latham & Watkins LLP, an international law firm headquartered in Los Angeles, California. Mr. Fox received a B.S. in Communications from Temple University in 1975 (summa cum laude) and a J.D. from the University of Pennsylvania School of Law in 1978 (cum laude). Mr. Fox is a director of Alaska Communications Systems Holdings, Inc. and a member of the Board of Overseers, University of Pennsylvania Law School. Mr. Fox was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.
      Edward J. Noonan, 46, has served as our acting Chief Executive Officer since February 2005 and as a director on our Board of Directors since December 2003. Mr. Noonan retired from American Re-Insurance Corporation in 2002. Mr. Noonan worked with American Re-Insurance Corp. from 1983 until March 2002. He served as President and Chief Executive Officer of that company from March 1997 through March 2002. Mr. Noonan also served as Chairman of Inter-Ocean Reinsurance Holdings of Hamilton, Bermuda from 1997 to 2002. Prior to joining American Re-Insurance, Mr. Noonan worked at Swiss Reinsurance from 1979 to 1983. Mr. Noonan received a B.S. in Finance from St. John’s University in 1979 (cum laude). Mr. Noonan is a director of the St. Mary Medical Center Foundation. Mr. Noonan is also a director of Central Mutual Insurance Company and All American Insurance Company, property and casualty insurance companies based in Ohio.
      Troy W. Thacker, 32, has served as a director on our Board of Directors since August 2003, as our Vice Chairman since December 2003, and as a Managing Director at Fox Paine & Company since 2004. Mr. Thacker served as a Director of Fox Paine & Company from 2003 to 2004 and as a Vice President of Fox Paine & Company from 2001 to 2002. Prior to joining Fox Paine & Company, Mr. Thacker was an investment professional at Gryphon Investors, Inc., a San Francisco, California based private equity firm, which he joined after receiving his M.B.A. from Harvard Business School in 2000. From 1997 through 1998, Mr. Thacker was employed by SCF Partners, a private equity firm, and from 1995 through 1997, Mr. Thacker was an analyst at Morgan Stanley & Co. Mr. Thacker received a B.S. in Chemical Engineering from Rice University in 1995. Mr. Thacker was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.

      W. Dexter Paine, III, 44, has served as a director on our Board of Directors since September 2003 and as President of Fox Paine & Company since he co-founded Fox Paine & Company in 1997. From 1994 through 1997, Mr. Paine served as a senior partner of Kohlberg & Company. Prior to joining Kohlberg & Company, Mr. Paine served as a general partner at Robertson Stephens & Company. Mr. Paine received a B.A. in Economics from Williams College in 1983. Mr. Paine is Chairman of the Board of Directors of WJ Communications, Inc. and a director of Alaska Communications Systems Holdings, Inc. and of Maxxim Medical Inc. Mr. Paine was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.
      Russell C. Ball, III, 38, has served as a director on our Board of Directors since September 2003 and as the Chief Executive Officer of The AMC Group, L.P. since 1993. The AMC Group is a privately-owned limited partnership that provides services under a management agreement to interests of the Ball family trusts in manufacturing, franchising, insurance and real estate enterprises. Mr. Ball received a B.A. in History from Harvard University in 1988 and an M.B.A. from Pennsylvania State University in 1992. Mr. Ball was nominated for election as a director by the Ball family trusts pursuant to their rights under the Shareholders Agreement.
      Michael J. McDonough, 31, has served as a director on our Board of Directors since December 2003 and as a Vice President of Fox Paine & Company since 2003. Mr. McDonough was an investment professional at J.W. Childs Associates L.P., a Boston, Massachusetts based private equity firm, from 1999 to 2001. Mr. McDonough was an analyst at Donaldson, Lufkin & Jenrette from 1998 to 1999, and prior to that was an analyst at J.P. Morgan from 1996 to 1998. Mr. McDonough received an A.B. in Classics and Economics from Cornell University in 1996 (summa cum laude, Phi Beta Kappa) and both an M.B.A. and an M.S.E. from Stanford University in 2003. Mr. McDonough was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.
      John J. Hendrickson, 44, has served as a director on our Board of Directors since December 2003. Mr. Hendrickson is a Managing Partner with SFRi, LLC. SFRi is an independent investment and advisory firm specializing in the insurance and related sectors. Mr. Hendrickson was a Managing Director with Fox-Pitt, Kelton Inc., the investment banking subsidiary of Swiss Re, from 2003 through 2004. From 1995 to 2003, he held various positions within Swiss Re including as head of Swiss Re’s merchant banking division from 1998 to 2003, during which period he was a member of the Executive Board of Swiss Re, and as founding partner of Securitas Capital, the private equity unit of Swiss Re, from 1995 to 1998. From 1985 to 1995, Mr. Hendrickson held various positions within the investment banking division at Smith Barney. Mr. Hendrickson is a director of Atradius, a trade credit insurance company headquartered in Amsterdam, and is also a director of Allied World Assurance Holdings, Ltd., a property and casualty insurance and reinsurance company based in Bermuda. He serves as Trustee of the San Francisco Opera, and is a member of the Board of Overseers of St. John’s University School of Risk Management. Mr. Hendrickson received a B.A. in History and an M.S. in Industrial Engineering from Stanford University in 1983. Mr. Hendrickson was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.
      Kenneth J. Singleton, 53, has served as a director on our Board of Directors since April 2004 and as the C.O.G. Miller Distinguished Professor of Finance at the Graduate School of Business, Stanford University since 1987. His professional awards include the Smith-Breeden Distinguished Paper Prize from the Journal of Finance, the Frisch Prize from the Econometric Society, and the Irving Fisher Dissertation Award. He was named fellow of the Econometric Society in 1988 and of the Journal of Econometrics in 1998, and has been a research associate at the National Bureau of Economic Research since 1982. Mr. Singleton received his bachelor’s degree from Reed College, and his master’s degree and doctorate in economics from the University of Wisconsin.
      Stephen A. Cozen, 65, has served as a director on our Board of Directors since May 2004. Mr. Cozen is the founder and has been Chairman of Cozen O’Connor since 1970, a Philadelphia-based law firm specializing in insurance related and commercial litigation. Mr. Cozen is a Fellow in the American College of Trial Lawyers and was formerly an officer and director of the Federation of Defense and Corporate Counsel.

Mr. Cozen serves on numerous education and philanthropic boards, including the Kimmel Center for Performing Arts in Philadelphia, the Federation of Jewish Agencies, the National Museum of American Jewish History, the University of Pennsylvania’s Institute for Law and Economics and its Law School’s Board of Overseers. In 2002, he was elected to the reconstituted Board of Directors for the Shoah Foundation and was awarded the Anti-Defamation League’s (ADL) highest honor, The 25th Annual Americanism Award. Mr. Cozen is also a director of Assured Guaranty Ltd., a financial guarantee insurer headquartered in Bermuda.
      Richard L. Duszak, CPA, 63, is retired from full-time employment as an audit partner in January 2000 after more than 36 years with the public accounting firm of KPMG LLP. He currently chairs The CEO Group, an organization of chief executive officers that functions as an advisory board. In March 2004, Mr. Duszak assumed the role of Chief Financial Officer of Pine Environmental Services, Inc., a privately-owned company offering environmental monitoring, sampling and safety equipment. From 2003 to January 2005, Mr. Duszak was a director of Penn-America Group, Inc. He was also a member of the Penn-America Group, Inc.’s Audit and Compensation Committees and the Chairman of the Nominating and Corporate Governance Committee.
      Robert A. Lear, 59, has been appointed as a director on our Board of Directors to be effective April 1, 2005 and has been President and Chief Executive Officer of Penn Independent Corporation since September 1996, where he previously served as Executive Vice President, Finance. He was Vice President of Finance and Chief Financial Officer of Penn-America Group, Inc. from July 1993 until March 1995 and served as a director from 1993 to January 2005. Prior to joining Penn Independent Corporation, Mr. Lear had more than 15 years of public accounting experience, specializing in the insurance industry. He has been a certified public accountant since 1972. Mr. Lear has been a director of PIC Holdings, Inc. since October 1997. He was a director of Dynasil Corporation of America from February 1998 to June 2003. Mr. Lear holds a B.S. degree in accounting from Pennsylvania State University. He served from July 2002 to June 2004 on the Penn State Alumni Council as an ex-officio member and is currently Immediate Past President of Penn State Abington Alumni Society Board. Mr. Lear is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants. Mr. Lear was nominated for election as a director by Fox Paine & Company pursuant to its rights under the Shareholders Agreement.
      Dr. M. Moshe Porat, 57, has been appointed as a director on our Board of Directors to be effective April 1, 2005. He has been Dean of the Fox School of Business and Management at Temple University since August 1996; and previously was the Joseph E. Boettner Professor and Chairman of the Risk Management, Insurance and Actuarial Science Department at the Temple University School of Business and Management for eight years. Prior to joining Temple University, Dr. Porat was the Deputy General Manager of IHUD Insurance Agencies Ltd., an international insurance brokerage firm. Dr. Porat serves on the boards of the Penn Economy League, the Philadelphia Workforce Investment Board, the America-Israel Chamber of Commerce and the Master High Charter School, all privately-owned and/or not-for-profit organizations. Previously, Dr. Porat was a director of Penn-America Group, Inc. He was also a member of Penn-America Group, Inc.’s Audit and Nominating and Corporate Governance Committees and was the Chairman of its Compensation Committee.
Board and Board Committee Information

Meetings and Independence Requirements
      Our Board of Directors held four meetings in 2004 and took actions by unanimous written consent, as needed. In 2004, W. Dexter Paine attended fewer than 75% of the aggregate of (1) the total number of meetings of our Board of Directors and (2) the total number of meetings held by the Compensation Committee of our Board of Directors.
      The Annual General Meeting will be our second annual general meeting of shareholders. We encourage our directors to attend annual general meetings of our shareholders. One director attended our 2004 Annual General Meeting.

      United America Indemnity, Ltd. is a “controlled company” as defined in Rule 4350(c)(5) of the NASDAQ Marketplace Rules because more than 50% of our voting power is held by Fox Paine & Company. See “Principal Shareholders and Security Ownership of Management.” Therefore, we are exempt from the requirements of Rule 4350(c) with respect to (1) having a majority of independent directors on our Board, (2) having the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors, and (3) having nominees for director selected or recommended for selection by either a majority of independent directors or a nominating committee composed solely of independent directors.

Board Committees
      Our Board of Directors has established the following committees: (1) the Audit Committee, (2) the Compensation Committee, (3) the Nominating and Governance Committee, (4) the Executive Committee, and (5) the Operating Committee. In addition, our Board of Directors has established a Leadership Development and Compensation Subcommittee and a Section 162(m) Subcommittee of the Compensation Committee.

Audit Committee
      The Audit Committee held four meetings in 2004 and took actions by unanimous written consent, as needed. From April 1, 2004 through February 7, 2005, the Audit Committee was comprised of three independent members in compliance with Nasdaq Marketplace Rule 4350(d)(2). Effective February 7, 2005, Edward J. Noonan was appointed as our acting Chief Executive Officer and resigned as a member and Chair of the Audit Committee. Mr. Noonan’s appointment followed the departure of David R. Bradley as our Chief Executive Officer. The Audit Committee is currently comprised of John J. Hendrickson and Kenneth J. Singleton and will be joined by Richard L. Duszak on April 1, 2005. With the appointment of Mr. Duszak, the Audit Committee will be in compliance with Nasdaq Marketplace Rule 4350(d)(2). Mr. Hendrickson is the Chair of the Audit Committee. Our Board of Directors has determined that Messrs. Hendrickson, Singleton, and Duszak each qualify as “independent directors” as that term is defined in the NASDAQ Marketplace Rules and the rules of the Securities and Exchange Commission.
      Our Board of Directors has determined that all three members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ Marketplace Rules and that Mr. Hendrickson qualifies as the “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.
      The principal duties of the Audit Committee are to oversee our accounting and financial reporting processes and the audit of our financial statements, to select and retain our independent auditor, to review with management and the independent auditor our annual financial statements and related footnotes, to review our internal audit activities, to review with the independent auditor the planned scope and results of the annual audit and its reports and recommendations, and to review with the independent auditor matters relating to our system of internal controls.
      A copy of our Audit Committee Charter is available on our website at www.uai.ky.

Compensation Committee; Leadership Development and Compensation Subcommittee; Section 162(m) Subcommittee
      The Compensation Committee was constituted in 2004 and is comprised of our entire Board of Directors. The Compensation Committee held one meeting in 2004. The Compensation Committee Chair is Stephen A. Cozen. The principal duties of the Compensation Committee are to annually review and determine the compensation of our Chief Executive Officer and all other executive officers, approve employment contracts and related agreements, approve any cash incentives and deferred compensation for executive officers, approve any compensation programs and any grants involving the use of our stock and other equity securities, and otherwise administer any equity-based compensation plans. The Compensation Committee has delegated all of its duties under the Compensation Committee charter, including the duty to determine the compensation of our executive officers, to the Leadership Development and Compensation Subcommittee, except for (1) its duty to approve any compensation programs and any grants involving the use of our stock and other equity securities, (2) its duty to administer any equity-based compensation plans, including our Share Incentive Plan, and (3) any duties delegated to the Section 162(m) Subcommittee.
      The Leadership Development and Compensation Subcommittee of the Compensation Committee was constituted in 2004 and is comprised of Saul A. Fox, Troy W. Thacker, and Russell C. Ball, III. The purpose of the Leadership Development and Compensation Subcommittee is to perform the duties delegated to it by the Compensation Committee.
      The Section 162(m) Subcommittee of the Compensation Committee was constituted in 2005 and is comprised of Stephen A. Cozen, John J. Hendrickson, and Kenneth J. Singeleton and will be joined by Richard L. Duszak and M. Moshe Porat on April 1, 2005. The Board of Directors has determined that Messrs. Cozen, Duszak, Hendrickson, Porat and Singleton are each “outside directors,” as that term is defined in Section 162(m) of the United States Internal Revenue Code. The purpose of the Section 162(m) Subcommittee is to perform the duties delegated to it by the Compensation Committee.
      A copy of our Compensation Committee Charter is available on our website at www.uai.ky.

Nominating and Governance Committee
      The Nominating and Governance Committee was constituted in 2004 and is comprised of Saul A. Fox, Troy W. Thacker, and John J. Hendrickson. The Nominating and Governance Committee held one meeting in 2004. The principal duties of the Nominating and Governance Committee are to recommend to the Board nominees for directors and directors for Board committee membership, to develop and recommend to the Board a set of corporate governance policies for United America Indemnity, Ltd., to establish criteria for recommending new directors, and to identify, screen, and recruit new directors.
      A copy of our Nominating and Governance Committee Charter is available on our website at www.uai.ky.

Executive Committee
      The Executive Committee was constituted in 2004 and is comprised of Saul A. Fox and Troy W. Thacker. The Executive Committee did not hold any meetings in 2004, but took actions by unanimous written consent, as needed. The Executive Committee has the authority between meetings of the full Board of Directors to exercise the powers of the Board of Directors, other than those reserved for the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Operating Committee, or the full Board of Directors.

Operating Committee
      The Operating Committee was constituted in 2004 and is comprised of Saul A. Fox, Troy W. Thacker, and Edward J. Noonan. The Operating Committee held two meetings in 2004. The purpose of the Operating Committee is to oversee a number of policies relating to the day-to-day operations of our operating subsidiaries, including our underwriting policies (including approving exceptions to our underwriting policies), our reinsurance and risk management processes, and our investment guidelines.

Shareholder Nominations to our Board of Directors and Other Communications
      The Board of Directors considers the recommendations of the Nominating and Governance Committee with respect to the nominations of directors, but otherwise retains authority over the identification of such nominees. The Nominating and Governance Committee does not solicit recommendations from shareholders regarding director nominee candidates, but will consider any such recommendation received in writing and accompanied by sufficient information to enable the Nominating and Governance Committee to assess the candidates’ qualifications, along with confirmation of the candidates’ consent to serve as a director if elected. Candidates for our Board of Directors are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-

term interests of the shareholders, and personal integrity and judgment. Recommendations for director nominees should be sent to the Nominating and Governance Committee c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands. The written recommendation should be submitted in the time frame described under the caption “Shareholder Proposals” below.
      Our Board of Directors also has implemented a process whereby shareholders may send communications directly to its attention. Any shareholders desiring to communicate with our Board of Directors, or one or more specific members of our Board, should communicate in a writing addressed to the specified addressees c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands.

Director Compensation
      Directors who are not employees of United America Indemnity, Ltd. or any of its subsidiaries (each, a “Non-Employee Director”) are eligible to earn an annual retainer, 37.5% of which is payable in cash and 62.5% of which is payable in a whole number of restricted Class A common shares of United America Indemnity, Ltd. produced by dividing the product of the retainer and 62.5% by the closing market price of our Class A common shares on the NASDAQ National Market on the date of payment. The amount of the retainer is: (1) $60,000 for Non-Employee Directors who chair either the Audit Committee or the Compensation Committee; (2) $45,000 for Non-Employee Directors who serve on the Audit Committee in a capacity other than Chairperson of such Committee; and (3) $30,000 for all other Non-Employee Directors (each, the “Annual Retainer”). In addition to the Annual Retainer, all Non-Employee Directors are eligible to receive (1) $2,500 in cash for each meeting of our Board of Directors and each meeting of any committee of our Board of Directors attended in person and (2) $1,000 in cash for each meeting of our Board of Directors and each meeting of any committee of our Board of Directors attended in person. Any fees payable to the Non-Employee Directors in our Class A common shares will be issued under our Share Incentive Plan and will vest monthly over a three-year period, and any unvested shares will be forfeited if the Non-Employee Director’s services are terminated for any reason.
      A Non-Employee Director may elect to have payment of all or a part of the fees payable to him or her deferred until the Non-Employee Director ceases to be a director. The Non-Employee Director may elect to allocate the deferred fees otherwise payable in cash into either: (1) an interest-bearing cash deferral account or (2) units (the “Units”) designed to track the value of our Class A common shares, including any dividends on our Class A common shares. All fees that would have been payable in restricted Class A common shares must be deferred into Units. All amounts deferred by a Non-Employee Director will vest monthly over three years. A Non-Employee Director may elect to receive payment of the vested portion of any deferred fees upon ceasing to be a director in either a lump sum or in annual installments for five years. The payment with respect to any vested Units credited to a Non-Employee Director’s account will be made in cash.
      All members of our Board of Directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.
Required Vote
      The twelve nominees receiving the highest number of votes cast by the shareholders present in person or by proxy at the Annual General Meeting will be elected directors; provided that if a majority of the votes cast at the Annual General Meeting are cast against any director, that director will not be elected.
THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL TWO — APPROVAL OF AMENDMENT TO OUR SHARE INCENTIVE PLAN
      Our Board of Directors adopted our Share Incentive Plan (the “Share Incentive Plan”) on September 15, 2003 and Amendment No. 1 to the Share Incentive Plan on November 25, 2003. Both the Share Incentive Plan and Amendment No. 1 were approved by a simple majority of our shareholders at the May 4, 2004 Annual General Meeting. As a result of our recent business combination with Penn-America Group, Inc. (“Penn-America”), Penn Independent Corporation (“PIC”), and their respective subsidiaries (along with Penn-America and PIC, the “Acquired Companies”) (the “Transaction”), we desire to issue additional shares under the Share Incentive Plan to employees of the Acquired Companies, as well as to the future employees of our company and its affiliates, so as to afford such employees an opportunity to participate in our success as a whole. Accordingly, on March 21, 2005, our Board of Directors adopted an amendment to our Share Incentive Plan, subject to shareholder approval, to increase the number of shares available under the plan from 2,500,000 to 5,000,000 shares along with certain other technical changes to the Share Incentive Plan.
      The purpose of the Share Incentive Plan, as amended, is to give us a competitive advantage in attracting, retaining, and motivating officers, employees, consultants, and non-employee directors, and to provide us with a share-based plan providing incentives linked to our financial results and to increases in shareholder value. Set forth below is a general description of the Share Incentive Plan, as amended by proposed Amendment No. 2. Such description is qualified in its entirety by reference to the Share Incentive Plan, which is incorporated herein by reference to Appendix C of our Proxy Statement filed with the Securities and Exchange Commission on April 12, 2004, and Amendment No. 2 to the Share Incentive Plan, which is attached as Appendix A to this Proxy Statement.
Information Regarding our Share Incentive Plan

Administration
      The Share Incentive Plan is administered by our Compensation Committee (the “Committee”), which is comprised of our entire Board of Directors. The Committee has full authority to administer and supervise the Share Incentive Plan, to determine the persons to whom awards will be granted, to determine the terms and conditions of each award, to determine the number of Class A common shares to be covered by each award, and to interpret the terms and provisions of the Share Incentive Plan and any award issued thereunder. Our Leadership Development and Compensation Subcommittee may make recommendations to the Committee regarding awards to be made under the Share Incentive Plan.

Eligibility and Types of Awards
      Persons who are officers, directors, employees, or consultants of our company or of our affiliates, or who are otherwise performing services for our company or any of our affiliates, are eligible to receive nonstatutory stock options, restricted shares, and other share-based awards under the Share Incentive Plan. All of our employees and employees of our affiliates that qualify as subsidiaries or parent corporations (within the meaning of Section 424 of the U.S. Internal Revenue Code (the “Code”)) are eligible to be granted incentive stock options under the Share Incentive Plan. We estimate that approximately 705 persons are currently eligible to receive stock options, restricted shares, and other share-based awards under the Share Incentive Plan and that approximately 680 persons (excluding our non-employee directors and employees of certain of our affiliates) are currently eligible to receive incentive stock options under the Share Incentive Plan. The Committee designates the employees to whom awards will be made, the times at which awards will be granted, and the number of shares to be granted.

Available Shares
      The maximum number of Class A common shares with respect to which awards may be granted under the Share Incentive Plan is 5,000,000, which may be either authorized and unissued Class A common shares or Class A common shares held in or acquired for treasury. If any restricted shares or other share based awards are cancelled or if any option terminates without being exercised, the Class A common shares subject to such awards will again be available for distribution in connection with awards under the Share Incentive Plan. In addition, if Class A common shares have been delivered or exchanged as full or partial payment to us for payment of the exercise price of an award, or for payment of withholding taxes associated with an award, or if the number of Class A common shares otherwise deliverable has been reduced for payment of the exercise price or for payment of withholding taxes, the Class A common shares delivered, exchanged or reduced will again be available for purposes of granting awards under the Share Incentive Plan, except with respect to the awards of incentive stock options.
      The maximum number of Class A common shares subject to any option which may be granted under the Share Incentive Plan to any individual may not exceed 800,000 Class A common shares (subject to certain adjustments) during any fiscal year. To the extent that Class A common shares for which awards are permitted to be granted to an individual during a fiscal year are not covered by an award in that fiscal year, the maximum number of Class A common shares available for awards to such individual in subsequent fiscal years will automatically increase by the amount of Class A common shares not awarded until such shares are later awarded. No individual may be granted in any fiscal year awards which are contingent upon the attainment of performance goals covering more than 400,000 Class A common shares (subject to certain adjustments).
      The number of Class A common shares available for future awards or underlying any previous awards may be adjusted in the event of any merger, reorganization, consolidation, recapitalization, spin-off, stock dividend, share split, reverse share split, extraordinary dividend, sale or transfer of all or part of our assets or business, or other change in our corporate structure. Similarly, the number of Class A common shares covered by any award and the exercise price of an award may be adjusted upon such events. On March 16, 2005, the closing sale price of our Class A common shares, as reported by the Nasdaq National Market, was $18.87 per share.

Awards Under the Share Incentive Plan
      The following types of awards are available under the Share Incentive Plan:
      Options. The Committee may grant nonstatutory stock options and incentive stock options to purchase our Class A common shares. The Committee has the authority to determine the number of Class A common shares subject to each option, the term of each option (which may not exceed ten years (or five years in the case of an incentive stock option granted to a ten percent shareholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No incentive stock option may have an exercise price less than the fair market value of our Class A common shares at the time of grant (or, in the case of an incentive stock option granted to a 10% shareholder, 110% of fair market value). The exercise price of an option granted to a California participant (as defined in the Share Incentive Plan) may not be less than (1) 85% of the fair market value of our Class A common shares at the time of grant and (2) 110% of the fair market value of our Class A common shares at the time of grant for an option granted to a California participant who is a ten percent shareholder.
      Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee and the exercisability of such options may be accelerated by the Committee in its sole discretion, provided, however, that any options granted to California participants who are not directors, officers, managers, or consultants must be exercisable at a rate of no less than 20% per year over five years from the date of grant. Participants may not transfer any options received under the Share Incentive Plan other than (1) by will or by the laws of descent and distribution or (2) as otherwise expressly permitted under the applicable option agreement.
      Restricted Shares. The Committee may award restricted Class A common shares under the Share Incentive Plan. The Compensation has the authority to determine the persons to whom and the time or times at which restricted shares will be awarded, the number of restricted shares to be awarded to any individual, the purchase price, the conditions for vesting, the time or times within which such awards may be subject to cancellation, repurchase, and restriction on transfer, and any other terms and conditions of the awards. Recipients of restricted shares are required to enter into a restricted share purchase or award agreement with us that states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse. The Committee may waive such restrictions at any time. Upon the award of restricted shares, the recipient will possess certain rights of ownership during the restriction period, including, without limitation, the right to vote the shares and the right to receive any cash dividends or distributions with respect to such shares. However, the Committee may provide in the applicable restricted share agreement that the payment of cash dividends and distributions will be automatically deferred and reinvested in additional restricted shares, held subject to the vesting of the underlying restricted shares, or held subject to meeting conditions applicable only to dividends and distributions.
      Unless otherwise specified in a restricted share agreement, upon an individual’s termination of employment with us for any reason during the relevant restriction period, all unvested restricted shares will be forfeited to us, without compensation. Any right we may have to repurchase restricted shares from a California participant upon termination of employment must be at a purchase price that is at least equal to the original purchase price of the shares; however, our obligation to repurchase the shares at such price lapses at a rate of no less than 20% of the shares per year over five years from the date the restricted shares are granted.
      Other Share-Based Awards. The Committee may grant other share-based awards under the Share Incentive Plan that are payable in, valued in whole or in part by reference to, or otherwise based on or related to our Class A common shares, including, but not limited to, Class A common shares awarded purely as a bonus and not subject to any restrictions or conditions, Class A common shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by us or a subsidiary, share appreciation rights (either separately or in tandem with options), share equivalent units, and awards valued by reference to the book value of our Class A common shares.
      The Committee has the authority to determine the persons to whom and time or times at which such awards may be made, the number of Class A common shares to be awarded pursuant to or referenced by such awards, and all other conditions of the awards. Class A common shares issued on a bonus basis may be issued for no cash consideration. Class A common shares purchased pursuant to an awarded purchase right will be priced as determined by the Committee. Grants of other stock-based awards may be subject to such conditions, restrictions, and contingencies as the Committee may determine, which may include, but are not limited to, continuous service with us or one of our affiliates and/or the achievement of certain performance goals based on one or more of the performance criteria set forth in the Share Incentive Plan.

Term, Amendment, and Termination
      The Share Incentive Plan will expire on September 5, 2013. Awards outstanding as of the expiration date will not be affected or impaired by the expiration and will continue to be subject to the terms of the Share Incentive Plan.
      Our Board of Directors or our Committee may at any time amend any or all of the provisions of the Share Incentive Plan, or suspend or terminate it entirely, prospectively or retroactively. However, unless otherwise required by law or specifically provided in the Share Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension, or termination may not be impaired without such participant’s consent. In addition, without the approval of our shareholders, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 162(m) of the Code, or, to the extent applicable to incentive stock options, Section 422 of the Code, no amendment may be made that would: (1) increase the aggregate number of Class A common shares that may be issued; (2) increase the maximum individual participant share limitations for a fiscal year; (3) change the classification of participants eligible to receive awards; (4) decrease the minimum exercise price of any option; (5) extend the maximum option term; or (6) require shareholder approval in order for the Share Incentive Plan to continue to comply with the applicable provisions, if any, of Rule 16b-3 under the Exchange Act, Section 162(m) of the Code, or, to the extent applicable to incentive stock options, Section 422 of the Code.

Certain U.S. Federal Income Tax Consequences
      The rules concerning the U.S. federal income tax consequences with respect to options granted and to be granted pursuant to the Share Incentive Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications that may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences of the issuance and exercise of options to the recipient and to us under the Share Incentive Plan. In addition, the following discussion does not set forth any gift, estate, social security, or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.
      Nonstatutory Stock Options. A recipient will not realize any taxable income upon the grant of a nonstatutory stock option and, with respect to nonstatutory options granted to persons who are officers, directors, employees, or consultants of our U.S. subsidiaries, our U.S. subsidiaries will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonstatutory stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the Class A common shares on the date of exercise over the exercise price. Upon a subsequent sale of the Class A common shares by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for Class A common shares.
      The ordinary income recognized with respect to the issuance of shares upon the exercise of a nonstatutory stock option granted to an employee or director of one of our U.S. subsidiaries may be subject to withholding taxes and information reporting. The tax basis of Class A common shares acquired on the exercise of a nonstatutory stock option will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income recognized by the recipient as a result of the receipt of such Class A common shares. The holding period for such Class A common shares for purposes of determining short or long-term capital gain will begin upon the exercise of the option (subject to special rules if a deferral period applies).
      If a recipient exercises a nonstatutory stock option by delivering other Class A common shares previously owned by him or her, the recipient will not recognize gain or loss with respect to the exchange of such Class A common shares, even if their then fair market value is different from the recipient’s tax basis. Such recipient, however, will be taxed as described above with respect to the exercise of a nonstatutory stock option as if the recipient had paid the exercise price in cash, and to the extent the recipient is employed by one of our U.S. subsidiaries, such U.S. subsidiary generally will be entitled to an equivalent tax deduction. So long as the recipient receives a separate identifiable share certificate therefore, the tax basis and the holding period for the number of Class A common shares received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to the tax basis and include the holding period of those shares surrendered. The recipient’s tax basis and holding period for the additional Class A common shares received on exercise of the option paid for, in whole or in part, with Class A common shares will be the same as if the recipient had exercised the option solely for cash.
      To the extent that a recipient is employed by one of our U.S. subsidiaries, such U.S. subsidiary generally will be entitled, subject to the possible application of Sections 162(m) and 280G of the Code, to a deduction in connection with the exercise of a nonstatutory stock option in an amount equal to the income recognized by the recipient.
      Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the recipient (except possible alternative minimum tax upon an exercise) or a deduction to our U.S. subsidiaries. The aggregate fair market value of our Class A common shares (determined at the date of grant) with respect to which incentive stock options can be exercisable for the first time by a recipient during any calendar year cannot exceed $100,000. Any excess will be treated as a nonstatutory stock option. If the recipient (1) does not sell the Class A common shares received pursuant to the exercise of the incentive stock option within either two years after the date of the grant of the incentive stock option or one year after the date of exercise and (2) was employed by us or one of our U.S. subsidiaries at all times during the period beginning on the date of the grant of the option and ending on the day three months before the date of such exercise, then any gain or loss realized on a subsequent disposition of the Class A common shares will be treated as long-term capital gain or loss. Under such circumstances, the U.S. subsidiary for which the recipient was employed will not be entitled to any deduction for U.S. federal income tax purposes.
      If the recipient disposes of the Class A common shares acquired upon exercise of the incentive stock option within either of the above mentioned time periods or was not employed by us or one of our U.S. subsidiaries during the entire applicable period, the recipient will generally realize as ordinary income an amount equal to the lesser of (1) the fair market value of the Class A common shares on the date of exercise over the exercise price, or (2) the amount realized upon disposition over the exercise price. Any gain realized in excess of the amount of ordinary income recognized or the loss, if any, will be treated as a capital gain or loss. To the extent the recipient was employed by one of our U.S. subsidiaries, such U.S. subsidiary will be entitled to a corresponding tax deduction, subject to the application of Sections 162(m) and 280G of the Code.
      All Options. With regard to both incentive stock options and nonstatutory stock options, the following also apply: (1) any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their nonstatutory stock options, (2) our entitlement to a tax deduction is subject to applicable tax rules (including, without limitation, Section 162(m) of the Code regarding the $1 million limitation on deductible compensation), (3) if the exercisability or vesting of any award is accelerated because of a change of control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which amounts may be subject to excise taxes, and (4) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income.
      In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and its four other most highly compensated executive officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period or the plan under which the options are granted is approved by shareholders and is administered by a compensation committee comprised of outside directors. The Share Incentive Plan is intended to satisfy these requirements with respect to all awards of options.
     Future Plan Awards
      Because future awards under the Share Incentive Plan will be based upon a range of prospective factors including the nature of services to be rendered by prospective officers, directors, employees, or consultants, and their achievement of identified performance goals and potential contributions to the success of our company, actual awards cannot be determined at this time.
Required Vote
      The affirmative vote of a simple majority of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting will be required for the approval of Amendment No. 2 to our Share Incentive Plan.
THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”
APPROVAL OF THE AMENDMENT TO OUR SHARE INCENTIVE PLAN.

PROPOSAL THREE — APPROVAL OF OUR AMENDED AND RESTATED
ANNUAL INCENTIVE AWARDS PROGRAM
      We have an annual cash bonus program in place, the United National Group, Ltd. Annual Incentive Awards Program, which provides cash benefits to certain officers based on our financial performance with respect to the prior fiscal year. The purpose of this program is to encourage increased efficiency and profitability and reward employees’ contributions to corporate success.
      As a result of the Transaction (as defined in Proposal Two), we have elected to amend and restate the United National Group, Ltd. Annual Incentive Awards Program to: (a) broaden the scope of employees eligible to receive awards; and (b) customize performance measures so that certain classes of employees are eligible for awards based solely on the performance of their subsidiary or division thereof, as determined by the Committee (as defined in Proposal Two). Set forth below is a general description of the proposed Amended and Restated United America Indemnity, Ltd. Annual Incentive Awards Program (the “Program”). Such description is qualified in its entirety by reference to the Program, which is attached as Appendix B to this Proxy Statement.
Information Regarding our Amended and Restated Annual Incentive Awards Program

Administration
      The Program is administered by the Committee, which is comprised of our entire Board of Directors, except that certain specific performance targets will be approved by the Section 162(m) Committee, with respect to the executives covered by Section 162(m) of the Code (as defined in Proposal Two) (the “Covered Participants”).

Designation of Participants
      The Committee shall designate employees (or classes of employees) as being “Participants” eligible to receive “Awards” under the Program. The Committee shall create different sets of Award opportunities (“Tiers”) and shall assign each Participant to a Tier. With respect to non-Covered Participants, the Committee may designate, if it so elects, certain employees to determine eligibility, Award opportunities and/or Award amounts from a bonus pool designated by the Committee for such non-Covered Participants (or Tiers thereof). To be an eligible Participant, an individual must meet the requisite criteria both at the beginning and end of the Program Year (as defined in the Program), except where the Participant’s employment has terminated due to retirement, death, or disability. We estimate that approximately 680 employees are eligible for grants under the Program.

Awards
      Unless otherwise provided, Participants will earn an Award upon achieving certain performance goals, as such goals are selected and determined by the Committee (“Performance Goals”). If the Committee so elects, certain Participants who are not Covered Participants may be eligible for discretionary bonuses based on their individual performance.
      The Committee will establish the specific Performance Goals that must be attained to receive Awards under the Program. Upon receipt of the earnings reports for United America Indemnity, Ltd., the Committee shall determine whether and to what extent the Performance Goals for the Program year were achieved. The Committee may, in its sole discretion, elect to pay a Participant an amount that is less than or more than what the Participant’s Award would otherwise be under the Program; provided that in no instance shall the Committee increase the amounts otherwise payable to a Covered Participant.
      No Award shall be paid to any Covered Participant before the Committee certifies in writing that the relevant Performance Goals were satisfied.

Award Opportunities
      A Participant’s Award opportunity shall be determined by the Committee and may provide for different levels of Awards depending on varying achievement of the Performance Goals. The Award opportunities may be expressed as a percentage of the base salary of the Participant and may range from 5% to 200%, or may be expressed as specific dollar amounts; provided that an Award shall not exceed $1,000,000.

Performance Criteria
      Performance Goals shall be based on the attainment of certain target levels or percentages of one or more of the following performance criteria of United America Indemnity, Ltd. (“Performance Criteria”): (i) revenue; (ii) after-tax or pre-tax profits; (iii) operational cash flow; (iv) bank debt or other long-term or short-term public or private debt or other similar financial obligations; (v) earnings per share; (vi) return on capital employed or return on invested capital; (vii) after-tax or pre-tax return on shareholders’ equity; (viii) economic value added targets based on a cash flow return on investment formula; (ix) the fair market value of Class A common shares; (x) the growth in the value of an investment in assuming the reinvestment of dividends; (xi) GAAP insurance operating ratios; or (xii) controllable expenses or costs or other expenses or costs.
      In addition, such Performance Criteria may be based upon the attainment of specified levels of performance by United America Indemnity, Ltd. (or any subsidiary, division or other operational unit of United America Indemnity, Ltd.) under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Section 162(m) Subcommittee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify, or amend such business criteria.
      In 2005, consistent with Section 162(m) of the Code, the Section 162(m) Subcommittee designated “net underwriting income,” “three year weighted average combined ratio,” “three year weighted average return on equity,” and “pretax operating income” as additional Performance Criteria. Under the Program, “net underwriting income” is defined as net premiums earned minus net losses and loss adjustment expenses, minus acquisition costs and other underwriting expenses, minus provision for doubtful reinsurance receivables and adjusted for the following extraordinary items: intercompany reinsurance transactions and purchase accounting adjustments related to the Transaction. “Three year weighted average combined ratio” is defined as the sum of loss and loss adjustment expenses, amortization of deferred acquisition costs, and other underwriting expenses divided by net premiums earned, adjusted for the following extraordinary items: intercompany reinsurance transactions and purchase accounting adjustments related to the Transaction. “Three year weighted average return on equity” is defined as the sum of net income divided by the sum of weighted average equity for each year, with net income and equity being adjusted for the following extraordinary items: merger related expenses, intercompany reinsurance transactions and purchase accounting adjustments related to the Transaction. For Penn America employees, “pretax operating income” is defined as pretax income excluding realized investment gains and losses, adjusted for the following extraordinary items: merger related expenses, intercompany reinsurance transactions and purchase accounting adjustments related to the Transaction. For PIC employees, “pretax operating income” is adjusted for the purchase accounting adjustments related to the Transaction.
Amendment and Termination
      Our Board of Directors (or the Committee) reserves the right to amend, suspend or terminate the Program or to adopt a new plan in place of the Program at any time; provided that no such amendment shall, without prior shareholder approval in accordance with applicable law to the extent required for the Program to continue to comply with the requirements of Section 162(m) of the Code: (i) materially alter the Performance Criteria; (ii) change the class of eligible employees; (iii) increase the maximum amount that can be awarded under the Program; or (iv) implement any other change to a provision of the Program.

Further, no amendment, suspension, or termination shall, without the consent of the Participant, alter or impair a Participant’s right to receive payment of an Award otherwise payable under the Program.
Future Program Awards
      Because future awards under the Program will be based upon prospective factors including the nature of services to be rendered by the Participants under the Plan and their potential contributions to our success, actual awards cannot be determined at this time.
Required Vote
      The affirmative vote of a simple majority of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting will be required for the approval of the Program.
THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL OF OUR
AMENDED AND RESTATED ANNUAL INCENTIVE AWARDS PROGRAM.

PROPOSAL FOUR — APPROVAL OF PART 1 OF OUR INTEGRATION BONUS PLAN
      In connection with the Transaction (as defined in Proposal Two), Penn-America entered into employment agreements with eight of its executives, John Curry, J. Ransley Lennon, Craig Levitz, Joseph Morris, Garland Pezzuolo, Brian Riley, Jon S. Saltzman, and Richard Slomiany, and PIC entered into an employment agreement with its President and Chief Executive Officer, Robert A. Lear (collectively, the “Plan Participants”), all of which provided for a two-year integration bonus plan (the “Integration Plan”) with respect to 2005 and 2006. The Integration Plan is designed to reward these executives for a successful integration of the operations of Penn-America, or with respect to Mr. Lear, PIC, with our operations. Set forth below is a general description of the Integration Plan. Such description is qualified in its entirety by reference to the Integration Plan, which is attached as Appendix C to this Proxy Statement. Certain aspects of the Integration Plan relating to PIC have not been determined yet. We will seek shareholder approval at a future date.
Amount and Type of Awards
      The potential bonuses payable under the Integration Plan range from one to two times base salary. Up to half of the bonus is payable with respect to each Bonus Determination Year (as defined in the Integration Bonus Plan), and in no event will payments exceed $450,000 to any one Participant for either year. Bonuses will be paid in Class A common shares, and the number of Class A common shares to be paid will depend on the achievement of certain identified performance goals and be calculated using $15.375, which was the merger price as provided in connection with the Transaction. To receive such bonus, the eligible executives must be employed by us or one of our affiliates at the time the bonus is paid.
Components of the Integration Bonus Plan
      Part 1 of the Integration Bonus Plan provides that up to 37.5% of the total bonus opportunity is payable with respect to each Bonus Determination Year, depending on whether certain identified targets relating to the pre-tax operating income of Penn-America, or with respect to Mr. Lear, PIC, are achieved.
      Under Section 162(m) of the Code a publicly held corporation may not deduct for United States federal income tax purposes compensation in excess of $1,000,000 per year per person to its chief executive officer and its four other most highly compensated executive officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. One exception provides that compensation paid to such executives on the basis of objective performance factors established by a committee comprised solely of two or more outside directors and approved by the corporation’s shareholders (among other requirements) may be deductible by the corporation. Part 1 of the Integration Plan is intended to comply with Section 162(m) of the Code, and shareholder approval of Part 1 is being sought pursuant to this Proxy Statement.
      Part 2 of the Integration Plan provides that the Plan Participants are eligible to receive to up to 12.5% of the bonuses payable with respect to each Bonus Determination Year if certain targets with respect to retention of our professional general agents, vice presidents and assistant vice presidents are met, and also includes a component that provides the Board with discretion to increase any bonus award under Part 2. We are not submitting Part 2 of the Integration Plan to our shareholders for approval under Section 162(m) of the Code because there remains a possibility that amounts payable under Part 2 may not qualify for favorable tax treatment under Section 162(m) of the Code.
Future Plan Awards
      Because future awards under the Integration Plan will be based upon prospective factors, including the achievement of identified performance targets and potential contributions to the success of our company, actual awards cannot be determined at this time.
Required Vote
      The affirmative vote of a simple majority of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting will be required for the approval of Part 1 of the Integration Plan.
THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL OF PART 1 OF
OUR INTEGRATION BONUS PLAN AS SUBMITTED.

PROPOSAL FIVE — RATIFICATION OF APPOINTMENT OF
OUR INDEPENDENT AUDITOR
      The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PWC”) as our independent auditor for 2005. At the Annual General Meeting, shareholders will be asked to ratify this appointment and to authorize our Board of Directors acting by its Audit Committee to set the fees for PWC.
      A representative of PWC is expected to attend the Annual General Meeting and will be available to respond to appropriate questions from shareholders. The representative will also have the opportunity to make a statement if he or she desires.
Additional Information Regarding Our Independent Auditor
      The following table shows the fees that were billed to us by PWC for professional services rendered for the fiscal years ended December 31, 2004 and December 31, 2003.

Fee Category	2004	2003

Audit Fees	$769,000	$400,000
Audit-Related Fees	—	—
Tax Fees	295,750	—
All Other Fees	28,300	1,177,500

Total Fees	$1,093,050	$1,577,500

Audit Fees
      This category includes fees for the audit of our annual financial statements and services that are normally provided by PWC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees
      This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included above under “Audit Fees.”

Tax Fees
      This category includes fees for tax compliance, tax advice, and tax planning.

All Other Fees
      This category includes fees for products and services provided by PWC that are not included in the services reported above. For 2004, the amount of “All Other Fees” primarily constitutes fees for services in connection with our business combination with Penn-America Group, Inc. and Penn Independent Corporation. For 2003, the amount of “All Other Fees” constitutes fees for services in connection with our initial public offering.

Pre-Approval of Services
      To ensure that our independent auditor maintains the highest level of independence, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent auditor. To assure that the provision of these services does not impair the independence of the independent auditor, unless a type of service to be provided by the independent auditor has been pre-approved in accordance with the Audit Committee Pre-Approval Policy, the service requires the Audit Committee’s separate pre-approval. Any proposed services exceeding the pre-approved cost levels set forth in the Audit Committee Pre-Approval Policy require the Audit Committee’s separate pre-approval. The Audit Committee Pre-Approval Policy only applies to services provided to us by our independent auditor; it does not apply to similar services performed by persons other than our independent auditor. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will at least annually, or more often as it deems necessary in its judgment, reassess and revise the Audit Committee Pre-Approval Policy.
Required Vote
      The affirmative vote of a simple majority of the votes cast by the shareholders present in person or by proxy at the Annual General Meeting will be required for the ratification of the appointment of PWC as our independent auditor for 2005 and the authorization of our Board of Directors acting by its Audit Committee to set the fees for PWC.
THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” RATIFICATION
OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT AUDITOR FOR
2005 AND THE AUTHORIZATION OF OUR BOARD OF DIRECTORS ACTING
BY ITS AUDIT COMMITTEE TO SET THE FEES FOR PWC.

PROPOSAL SIX — VARIOUS MATTERS CONCERNING
CERTAIN OF OUR NON-U.S. SUBSIDIARIES
      Under our amended and restated articles of association, if we are required or entitled to vote at a general meeting of certain of our non-U.S. subsidiaries, our Board of Directors must refer the matter to our shareholders and seek authority from our shareholders for our corporate representative or proxy to vote in favor of the resolutions proposed by these subsidiaries. We are submitting the matters described below concerning Wind River Insurance Company (Barbados) Ltd., Wind River Insurance Company, Ltd., and Wind River Services, Ltd. to our shareholders for their approval at the Annual General Meeting. Our Board of Directors will cause our corporate representative or proxy to vote the shares in these subsidiaries in the same proportion as the votes received at the Annual General Meeting from our shareholders on the matters proposed by these subsidiaries.
Wind River Insurance Company (Barbados) Ltd.
      The board of directors of Wind River Insurance Company (Barbados) Ltd. has asked us to approve the following matters at its annual general meeting.

Proposal 6(A)(1) — Election of Directors
      The board of directors of Wind River Insurance Company (Barbados) Ltd. has nominated four persons for election as directors whose terms will expire at the 2006 annual general meeting of shareholders of Wind River Insurance Company (Barbados) Ltd., or when their successors are duly elected and qualified. If any of the nominees becomes unable to or declines to serve, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes as the board of directors of Wind River Insurance Company (Barbados) Ltd. may nominate.
      Set forth below is biographical information concerning the persons nominated for election as directors of Wind River Insurance Company (Barbados) Ltd.:
      Troy W. Thacker. Mr. Thacker has served on the board of directors of Wind River Insurance Company (Barbados) Ltd. since August 2003. For additional information, see the biographical information for Mr. Thacker in Proposal One.
      David N. King, 60, has served on the board of directors of Wind River Insurance Company (Barbados) Ltd. since August 2003. He is a Barrister and Attorney-at-Law who, after working in London, entered general private practice in Barbados in September 1979. In May 1982, he accepted the invitation to join the Central Bank of Barbados, the country’s reserve bank, as its first in-house Legal Counsel. His main responsibility was to develop a legal infrastructure to support Barbados’ thrust for recognition as an off-shore business center, and to promote and market Barbados as such. He left the Central Bank in July 1986 to re-enter private practice, specializing in international financial services. His practice currently comprises three lawyers and support staff under the name of “David King & Co.,” with continuing focus on matters relating to tax and incentives planning in the financial services sector together with the set-up and maintenance of the related structures.
      Nicholas Crichlow, 41, has served on the board of directors of Wind River Insurance Company (Barbados) Ltd. since August 2004. Mr. Crichlow has served as the Office Head at Marsh Management Services (Barbados) Limited, a Barbados based captive management company, since 2000. From 1990 to 2000, he served as Account Manager at Marsh Management Services (Barbados) Limited.
      Kevin L. Tate. Mr. Tate is a new nominee to the board of directors of Wind River Insurance Company (Barbados) Ltd. For additional information, see the biographical information for Mr. Tate in “Additional Information — Executive Officers.”

Proposal 6(A)(2) — Appointment of Independent Auditor
      The board of directors of Wind River Insurance Company (Barbados) Ltd. has appointed PricewaterhouseCoopers, St. Michael, Barbados, as the independent auditor of Wind River Insurance Company (Barbados) Ltd. for the fiscal year ending December 31, 2005. At the Annual General Meeting, shareholders will be asked to ratify this appointment and to authorize the board of directors of Wind River Insurance Company (Barbados) Ltd. to set the fees of the independent auditor. Representatives of the firm are not expected to be present at the meeting.

Other Matters
      In addition to the matters set forth above for which we are soliciting your proxy, we expect that the financial statements of Wind River Insurance Company (Barbados) Ltd. for the year ended December 31, 2004 together with the report of the independent auditors in respect of these financial statements will be presented for approval at the annual general meeting of Wind River Insurance Company (Barbados) Ltd. in accordance with Barbados law. We will refer this matter to our shareholders present in person and entitled to vote at the Annual General Meeting. We are not asking you for a proxy with respect to this matter and you are requested not to send us a proxy with respect to this matter.
      We know of no other specific matter to be brought before the annual general meeting of Wind River Insurance Company (Barbados) Ltd. that is not referred to in this Proxy Statement. If any other matter properly comes before the annual general meeting of Wind River Insurance Company (Barbados) Ltd., our corporate representative or proxy will vote in accordance with his or her judgment on such matter.

Required Vote
      Our Board of Directors will cause our corporate representative or proxy to vote our shares in Wind River Insurance Company (Barbados) Ltd. in the same proportion as the votes received at the Annual General Meeting from our shareholders on the above proposals.
OUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF
THE NOMINEES FOR DIRECTOR OF WIND RIVER INSURANCE COMPANY
(BARBADOS) LTD., AND “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS
AS THE INDEPENDENT AUDITOR OF WIND RIVER INSURANCE COMPANY
(BARBADOS) LTD. FOR 2005 AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS
OF WIND RIVER INSURANCE COMPANY (BARBADOS) LTD. TO SET THE FEES FOR THE
INDEPENDENT AUDITOR.
*               *               *
Wind River Insurance Company, Ltd.
      Wind River Insurance Company (Barbados) Ltd. is the sole shareholder of Wind River Insurance Company, Ltd. It is proposed that Wind River Insurance Company (Barbados) Ltd. be authorized to vote in favor of the following matters at the annual general meeting of Wind River Insurance Company, Ltd.

Proposal 6(B)(1) — Election of Directors and Alternate Directors
      The board of directors of Wind River Insurance Company, Ltd. has nominated six persons for election as directors and two persons for election as alternate directors whose terms will expire at the 2006 annual general meeting of shareholders of Wind River Insurance Company, Ltd., or when their successors are duly elected and qualified. If any of the nominees becomes unable to or declines to serve, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes as the board of directors of Wind River Insurance Company, Ltd. may nominate.

      Set forth below is biographical information concerning the persons nominated for election as directors of Wind River Insurance Company, Ltd.
      Alan Bossin, 53, has served on the board of directors of Wind River Insurance Company, Ltd. since October 2003 and as counsel at Appleby Spurling Hunter, a Hamilton, Bermuda based law firm, since 1999. Prior to joining Appleby Spurling Hunter, Mr. Bossin served as a lawyer at Blaney McMurty Stapells Friedman, a Toronto, Canada based law firm. From 1987 through 1998, Mr. Bossin was employed by the global insurance broker Johnson & Higgins Ltd (later Marsh & McLennan) as Canadian general counsel, and from 1983 through 1986, Mr. Bossin served as counsel at Insurance Bureau of Canada, the Toronto, Canada based national property and casualty insurance trade association. Mr. Bossin attended the University of Guelph and obtained an LL.B. from the University of Windsor in 1979. He is a member of both the Law Society of Upper Canada and the Bermuda Bar.
      Michael J. Tait, 44, has served on the board of directors of Wind River Insurance Company, Ltd. since October 2003 and as Senior Vice President at Marsh Management Services (Bermuda) Ltd., a Hamilton, Bermuda based captive management company, since 1997. Prior to joining Marsh Management Services (Bermuda) Ltd., Mr. Tait was Managing Director of William R. Storie Ltd., a Bermuda based international business consulting company. From 1994 through 1996, Mr. Tait was employed by Thomson Associates Ltd, as Vice President Finance and from 1986 through 1994, Mr. Tait was employed by Coopers & Lybrand. Mr. Tait received a Business Administration Degree from The University of Dundee in 1980 and his Chartered Accountant designation in 1984.
      Troy W. Thacker. Mr. Thacker has served on the board of directors of Wind River Insurance Company, Ltd. since October 2003. For additional information, see the biographical information for Mr. Thacker in Proposal One.
      Seth D. Freudberg. Mr. Freudberg has served on the board of directors of Wind River Insurance Company, Ltd. since May 2004. For additional information, see the biographical information for Mr. Freudberg in “Additional Information — Executive Officers.”
      Michael J. McDonough. Mr. McDonough has served on the board of directors of Wind River Insurance Company, Ltd. since May 2004. For additional information, see the biographical information for Mr. McDonough in Proposal One.
      Kevin L. Tate. Mr. Tate is a new nominee to the board of directors of Wind River Insurance Company, Ltd. For additional information, see the biographical information for Mr. Tate in “Additional Information — Executive Officers.”
      Set forth below is biographical information concerning the persons nominated for election as alternate directors of Wind River Insurance Company, Ltd.
      Janita Burke Waldron, 30, has served as an alternate director to Alan Bossin of Wind River Insurance Company, Ltd. since October 2003 and as an associate at the law firm of Appleby Spurling Hunter since 1999. Prior to joining Appleby Spurling Hunter, Ms. Burke Waldron was a pupil from 1998 through 1999 at Bermuda Government — Attorney General’s Chambers in Hamilton, Bermuda. Ms. Burke Waldron received a LLB (Honors) Degree from the University of Warwick.
      Kaela Keen, 28, has served as an alternate director to Michael J. Tait of Wind River Insurance Company, Ltd. since October 2003 and Account Executive at Marsh Management Services (Bermuda) Ltd, a Hamilton, Bermuda based captive management company, since March 2004. From 2001 through March 2004, Ms. Keen also held other positions at Marsh Management Services (Bermuda) Ltd., including Account Manager and Senior Account Manager. Prior to joining Marsh Management Services (Bermuda) Ltd., Ms. Keen served as a Senior Staff Accountant at Grant Thornton Chartered Accountants, a Halifax, Canada based firm, from 1998 through 2001. Ms. Keen received a Bachelor of Commerce Degree from Mt. Allison University in 1998.

Proposal 6(B)(2) — Appointment of Independent Auditor
      The board of directors of Wind River Insurance Company, Ltd. has appointed PricewaterhouseCoopers, Hamilton, Bermuda, as the independent auditor of Wind River Insurance Company, Ltd. for the fiscal year ending December 31, 2005. At the Annual General Meeting, shareholders will be asked to ratify this appointment. Representatives of the firm are not expected to be present at the meeting.

Other Matters
      In addition to the matters set forth above for which we are soliciting your proxy, we expect that the financial statements of Wind River Insurance Company, Ltd. for the year ended December 31, 2004 together with the report of the independent auditors in respect of these financial statements will be presented for approval at the annual general meeting of Wind River Insurance Company, Ltd. in accordance with Bermuda law. We will refer this matter to our shareholders present in person and entitled to vote at the Annual General Meeting. We are not asking you for a proxy with respect to this matter and you are requested not to send us a proxy with respect to this matter.
      We know of no other specific matter to be brought before the annual general meeting of Wind River Insurance Company, Ltd. that is not referred to in this Proxy Statement. If any other matter properly comes before the annual general meeting of Wind River Insurance Company, Ltd., our corporate representative or proxy will vote in accordance with his or her judgment on such matter.

Required Vote
      Our Board of Directors will cause our corporate representative or proxy to vote the shares in Wind River Insurance Company, Ltd. in the same proportion as the votes received at the Annual General Meeting from our shareholders on the above proposals.
OUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF
THE NOMINEES FOR DIRECTOR OF WIND RIVER INSURANCE COMPANY, LTD., AND
“FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT
AUDITOR OF WIND RIVER INSURANCE COMPANY, LTD. FOR 2005.
*               *               *
Wind River Services, Ltd.
      Wind River Insurance Company (Barbados) Ltd. is the sole shareholder of Wind River Services, Ltd. It is proposed that Wind River Insurance Company (Barbados) Ltd. be authorized to vote in favor of the following matters at the annual general meeting of Wind River Services, Ltd.

Proposal 6(C)(1) — Election of Directors and Alternate Directors
      The board of directors of Wind River Services, Ltd. has nominated six persons for election as directors and two persons for election as alternate directors whose terms will expire at the 2006 annual general meeting of shareholders of Wind River Services, Ltd., or when their successors are duly elected and qualified. If any of the nominees becomes unable to or declines to serve, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes as the board of directors of Wind River Services, Ltd. may nominate.
      Set forth below is biographical information concerning the persons nominated for election as directors of Wind River Services, Ltd.
      Troy W. Thacker. Mr. Thacker has served on the board of directors of Wind River Services, Ltd. since October 2003. For additional information, see the biographical information for Mr. Thacker in Proposal One.
      Kevin L. Tate. Mr. Tate has served on the board of directors of Wind River Services, Ltd. since January 2004. For additional information, see the biographical information for Mr. Tate in “Additional Information — Executive Officers.”

      Alan Bossin. Mr. Bossin has served on the board of directors of Wind River Services, Ltd. since May 2004. For additional information, see the biographical information for Mr. Bossin in Proposal (6)(B)(1).
      Seth D. Freudberg. Mr. Freudberg has served on the board of directors of Wind River Services, Ltd. since May 2004. For additional information, see the biographical information for Mr. Freudberg in “Additional Information — Executive Officers.”
      Michael J. McDonough. Mr. McDonough has served on the board of directors of Wind River Services, Ltd. since May 2004. For additional information, see the biographical information for Mr. McDonough in Proposal One.
      Michael J. Tait. Mr. Tait is a new nominee to the board of directors of Wind River Services, Ltd. For additional information, see the biographical information for Mr. Tait in Proposal (6)(B)(1).
      Set forth below is biographical information concerning the persons nominated for election as alternate directors of Wind River Services, Ltd.
      Janita Burke Waldron. Ms. Burke Waldron is a new nominee as alternate director to Alan Bossin for the board of directors of Wind River Services, Ltd. For additional information, see the biographical information for Ms. Burke Waldron in Proposal (6)(B)(1).
      Kaela Keen. Ms. Keen is a new nominee as alternate director to Michael J. Tait for the board of directors of Wind River Services, Ltd. For additional information, see the biographical information for Ms. Keen in Proposal (6)(B)(1).

Proposal 6(C)(2) — Appointment of Independent Auditor
      The board of directors of Wind River Services, Ltd. has appointed PricewaterhouseCoopers, Hamilton, Bermuda, as the independent auditor of Wind River Services, Ltd. for the fiscal year ending December 31, 2005. At the Annual General Meeting, shareholders will be asked to ratify this appointment. Representatives of the firm are not expected to be present at the meeting.

Other Matters
      In addition to the matters set forth above for which we are soliciting your proxy, we expect that the financial statements of Wind River Services, Ltd. for the year ended December 31, 2004 together with the report of the independent auditors in respect of these financial statements will be presented for approval at the annual general meeting of Wind River Services, Ltd. in accordance with Bermuda law. We will refer this matter to our shareholders present in person and entitled to vote at the Annual General Meeting. We are not asking you for a proxy with respect to this matter and you are requested not to send us a proxy with respect to this matter.
      We know of no other specific matter to be brought before the annual general meeting of Wind River Services, Ltd. that is not referred to in this Proxy Statement. If any other matter properly comes before the annual general meeting of Wind River Services, Ltd., our corporate representative or proxy will vote in accordance with his or her judgment on such matter.

Required Vote
      Our Board of Directors will cause our corporate representative or proxy to vote the shares in Wind River Services, Ltd. in the same proportion as the votes received at the Annual General Meeting from our shareholders on the above proposals.
OUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR
OF WIND RIVER SERVICES, LTD., AND “FOR” THE APPOINTMENT
OF PRICEWATERHOUSECOOPERS AS THE INDEPENDENT AUDITOR
OF WIND RIVER SERVICES, LTD. FOR 2005.

ADDITIONAL INFORMATION
Executive Officers
      Set forth below is certain biographical information with respect to the executive officers of United America Indemnity, Ltd. who do not also serve on our Board of Directors, as well as those individuals who serve as the executive officers of our U.S. Operations. Information concerning Edward J. Noonan, our acting Chief Executive Officer, and Robert A. Lear, the President and Chief Executive Officer of Penn Independent Corporation, is set forth above under the caption “Nominees for Director” in Proposal One. In this Proxy Statement, the term “UNG” refers to the insurance and related operations conducted by U.N. Holdings II, Inc. and its subsidiaries, including American Insurance Adjustment Agency, Inc., Diamond State Insurance Company, J.H. Ferguson and Associates, LLC, International Underwriters, LLC, United National Casualty Insurance Company, United National Insurance Company, and United National Specialty Insurance Company. The term “Penn-America” refers to the insurance related operations conducted by Penn-America Insurance Company and Penn-Star Insurance Company. The term “PIC” refers to the insurance and related operations conducted by Penn Independent Corporation. The term “U.S. Operations” collectively refers “UNG,” “Penn-America” and “PIC.” The term “Non-U.S. Operations” refers to the insurance related operations conducted by Wind River Insurance Company (Barbados) Ltd., Wind River Insurance Company, Ltd. and Wind River Services, Ltd.
      Jon S. Saltzman, 47, has served as our President since January 2005, and is Chairman of Penn-America Group, Inc. He has tendered his resignation from both positions effective September 1, 2005. Mr. Saltzman served as President and Chief Executive Officer of Penn-America Group, Inc. from July 1993 to January 2005, as a director of PIC from 1987 to January 2005, and was an officer of PIC from 1985 to May 2003. Mr. Saltzman was President and Chief Operating Officer of Penn-America Insurance Company from June 1989 to July 1993, and was Vice President, Marketing of Penn-America Insurance Company from January 1986 until June 1989. Previously, he was an underwriter and a broker with Delaware Valley Underwriting Agency, Inc., a wholly owned subsidiary of PIC.
      Kevin L. Tate, 49, has been our Chief Financial Officer since September 2003 and has served as Senior Vice President and Chief Financial Officer of UNG since 1990. Mr. Tate joined UNG in 1984 as Vice President and Controller. Prior to joining UNG, Mr. Tate served as a senior auditor at Deloitte Haskins & Sells from 1978 to 1982. In 1982, he joined the then parent company of UNG, American Manufacturing Corporation as Manager of Financial Accounting. Mr. Tate is a member of the American and Pennsylvania Institutes of Certified Public Accountants. Mr. Tate received a B.S. in Accounting and Finance from Lehigh University in 1978.
      Richard S. March, 63, has served as our General Counsel since October 2004 and as General Counsel and Senior Vice President of UNG since 1996. Previously, Mr. March represented UNG in various capacities at the Philadelphia law firm of Galfand, Berger, Lurie, Brigham & March during his 31 years in private practice with that firm. Although not an employee of UNG during that time, Mr. March served as an officer and General Counsel throughout most of those years. Mr. March received a B.S. in Economics from The Wharton School at the University of Pennsylvania in 1962 and an L.L.B. from the University of Pennsylvania School of Law in 1965.
      William F. Schmidt, 43, has served as President and Chief Executive Officer of UNG since May 2004. From 1997 to May 2004, Mr. Schmidt served as Senior Vice President and Chief Underwriting Officer of UNG. Prior to joining UNG, Mr. Schmidt served as Senior Vice President, Branch Manager and Chief Underwriting Officer at Calvert Insurance Company, and prior to that as the Chief Financial Officer of Stewart Smith Insurance Brokers. Mr. Schmidt began his career as a CPA with Ernst & Whinney, becoming a Certified Public Accountant in May 1986. Mr. Schmidt received a B.S. in Accounting from SUNY Oswego in 1983.
      Joseph F. Morris, 50, has served as President and Chief Executive Officer of Penn-America Insurance Company since January 2005. Mr. Morris served as Senior Vice President, Chief Financial Officer and Treasurer of Penn-America Group, Inc. and its wholly-owned subsidiary, Penn-America Insurance Company and that company’s wholly owned subsidiary, Penn-Star Insurance Company, from September 2000 to January 2005. Previously, Mr. Morris was employed for 21 years with Reliance Insurance Company where he served in several positions for that company’s commercial and specialty insurance businesses. From 1976 to 1979, he was a senior auditor with Touche Ross & Co. Mr. Morris holds a B.S. degree in Accounting from the Pennsylvania State University and an M.B.A. degree in Financial Management from Drexel University. Mr. Morris earned a Certified Pubic Accounting (CPA) designation in 1978. He is currently on the Board of Directors of the Insurance Society of Philadelphia and has previously held the positions of Chairman, Vice-Chairman and Treasurer.
      Seth D. Freudberg, 46, has served as President and Chief Executive Officer of our Non-U.S. Operations since May 2004. From 1988 through May 2004, Mr. Freudberg served as President and Chief Executive Officer of UNG. Mr. Freudberg joined UNG in 1983. He was promoted to various executive positions until he was elected to President and Chief Executive Officer in 1988. Mr. Freudberg has served both as Chairman of the NAII Surplus Lines Committee and as a Board Member of the Insurance Society of Pennsylvania. He holds the Chartered Property and Casualty Underwriter designation. Mr. Freudberg received a B.S. in Economics from The Wharton School at the University of Pennsylvania in 1981.
Code of Business Conduct and Ethics
      On January 26, 2004, our Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of the directors, officers, and employees of United America Indemnity, Ltd. and its subsidiaries. A copy of our Code of Business Conduct and Ethics is available on our website at www.uai.ky.

Executive Compensation
      The following table summarizes certain information concerning the annual and long-term compensation paid in 2002, 2003 and 2004 to our Chief Executive Officer and the four other most highly compensated executive officers in 2004 (collectively, the “Named Executive Officers”).
Summary Compensation Table

						Long-Term
						Compensation

				Annual Compensation		Securities
						Underlying
					Other Annual	Options/	All Other
		Salary		Bonus	Compensation	SARs	Compensation
Name and Principal Position	Year	($)(1)		($)	($)	(#)	($)(3)(4)

David R. Bradley,	2004	450,000		175,000	—	—	11,275
Former UAI	2003	0	(2)	—	—	199,998	—
Chief Executive Officer	2002	—		—	—	—	—
Seth D. Freudberg,	2004	415,000		126,757	—	—	103,275	(5)
President and	2003	415,000		207,277	1,000	400,000	1,048,339
Chief Executive Officer of	2002	386,000		111,850	1,000	—	5,500
Non-U.S. Operations
Richard S. March,	2004	335,000		121,485	—	—	11,275
General Counsel of UAI	2003	320,000		127,840	—	161,074	1,251,097
and General Counsel	2002	294,000		56,813	—	—	5,482
and Sr VP of UNG
William F. Schmidt,	2004	322,250		141,930	—	—	11,275
President and Chief	2003	245,000		97,870	—	105,000	1,447,167
Executive Officer of	2002	224,000		43,218	—	—	5,500
U.S. Operations
Kevin L. Tate,	2004	300,000		109,894	—	—	11,275
Chief Financial	2003	237,500		94,892	1,000	105,000	1,447,215
Officer of UAI and	2002	220,000		42,406	1,000	—	5,500
Senior Vice President and Chief Financial Officer of U.S. Operations

(1)	The salary and bonus amounts in this table reflect the amounts expensed in our financial statements for the applicable year. The 2002 and 2003 amounts differ from the amounts set forth in our 2004 Proxy Statement summary compensation table, which showed the amounts reportable for individual income tax purposes.

(2)	Mr. Bradley joined United America Indemnity, Ltd. in November 2003 and was not paid any cash compensation in 2003. Mr. Bradley resigned as Chief Executive Officer effective February 7, 2005.

(3)	In 2003, in connection with the acquisition of certain of our U.S. Operations, the Named Executive Officers, other than Mr. Bradley, received retention payments relating to services through the closing of the acquisition and payments for the settlement of stock appreciation rights previously granted on shares of common stock of our indirect subsidiary, American Insurance Service, Inc. This stock appreciation rights plan was terminated on September 5, 2003. The aggregate amounts of these payments to the Named Executive Officers, other than Mr. Bradley were as follows: Mr. Freudberg — $1,040,000; Mr. March — $1,243,740; Mr. Schmidt — $1,440,000; and Mr. Tate — $1,440,000.

(4)	For 2004, includes matching contributions under our 401(k) plan for Messrs. Bradley, Freudberg, March, Schmidt and Tate in the amount of $11,275. For 2003, includes matching contributions under our 401(k) plan in the following amounts: Mr. Freudberg — $8,339; Mr. March — $7,357; Mr. Schmidt — $7,167; and Mr. Tate — $7,215. For 2002, includes matching contributions under our 401(k) plan in the following amounts: Mr. Freudberg — $5,500; Mr. March — $5,482; Mr. Schmidt — $5,500; and Mr. Tate — $5,500.

(5)	Includes $92,000 in housing and transportation expenses for Mr. Freudberg.

      No individual grants of options to purchase our Class A common shares were granted during 2004 to the Named Executive Officers. We do not currently have any plan pursuant to which any stock appreciation rights may be granted.
      The following table summarizes certain information with respect to the exercise of options to purchase our Class A common shares during 2004 by the Named Executive Officers and the unexercised options to purchase our Class A common shares held by the Named Executive Officers at December 31, 2004.
Aggregate Option/ SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/ SAR Values

					Value of Unexercised
	Shares		Number of Unexercised		In-the-Money Options at
	Acquired		Options at Year-End		Year-End($)(1)
Name and	On	Value
Principal Position	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

David R. Bradley	—	—	10,833	155,832	$17,549	$252,448
Seth D. Freudberg	—	—	215,000	185,000	2,553,300	1,594,700
Richard S. March	—	—	63,949	97,125	723,259	837,218
William F. Schmidt	—	—	7,875	97,125	67,883	837,218
Kevin L. Tate	—	—	7,875	97,125	67,883	837,218

(1)	The closing price of our Class A common shares on December 31, 2004, as reported by the Nasdaq National Market, was $18.62 per share.
Compensation Committee Interlocks and Insider Participation
      Our Compensation Committee is comprised of our entire Board of Directors. Edward J. Noonan, one of our directors, has been our acting Chief Executive Officer since February 7, 2005 and is a member of our Compensation Committee. Robert A. Lear, one of our directors, is the President and Chief Executive Officer of PIC and is a member of our Compensation Committee. Russell C. Ball, III, a member of our Compensation Committee and our Leadership Development and Compensation Subcommittee of the Compensation Committee, served as an executive officer of certain of our U.S. subsidiaries when these subsidiaries were owned directly or indirectly by the Ball family trusts. None of the other members of our Board are or ever have been an officer or employee of United America Indemnity, Ltd. or of any of its subsidiaries. Other than Mr. Ball, none of the members of the Leadership Development and Compensation Subcommittee of the Compensation Committee are or ever have been an officer or employee of United America Indemnity, Ltd. or any of its subsidiaries. None of our executive officers served as a director or a member of the compensation committee of another company, one of whose executive officers served as a member of our Board of Directors, Compensation Committee, or Leadership Development and Compensation Subcommittee. For additional information, see “Our Relationship with Fox Paine & Company” and “Certain Other Relationships and Related Transactions.”
Employment Agreements
      On March 11, 2005, Mr. Noonan, our acting Chief Executive Officer, entered into an employment agreement with us effective as of February 7, 2005. The agreement provides that Mr. Noonan will receive an annual base salary of $450,000 and shall be eligible to receive a bonus to be determined by our Board of Directors in its discretion. The agreement imposes non-compete, non-solicitation and no-hire obligations on Mr. Noonan upon the termination of his agreement and for a period of six months thereafter. In addition, the agreement also includes confidentiality restrictions on Mr. Noonan.

      Each of Messrs. March, Schmidt, and Tate has a current executive employment agreement with United National Insurance Company, or “UNIC,” an indirect wholly-owned subsidiary of United America Indemnity, Ltd. Mr. Freudberg has a current executive employment agreement with Wind River Insurance Company, Ltd., or “Wind River Bermuda,” an indirect wholly-owned subsidiary of United America Indemnity, Ltd. For purposes of this section only, UNIC and Wind River Bermuda are collectively referred to as “UNG Employer.” The agreements are similar in structure and provide for an initial employment term through December 31, 2008, with additional one-year renewal terms unless either party gives 90 days’ prior written notice of non-renewal to the other. If UNG Employer elects not to renew the agreement at the end of the initial term, and the executive has otherwise performed satisfactorily, the executive will receive, conditioned upon execution of a general release and compliance with post-termination obligations, monthly payments of base salary until the earlier of six months following the date of termination or the commencement of full-time employment with another employer.
      With respect to the annual cash compensation, the agreements provide as follows: (1) Mr. Freudberg is entitled to an annual direct salary of not less than $415,000; (2) Mr. March is entitled to an annual direct salary of not less than $320,000; (3) Mr. Schmidt is entitled to an annual direct salary of not less than $350,000; and (4) Mr. Tate is entitled to an annual direct salary of not less than $237,500. The annual direct salaries are subject to review on an annual basis. Each is also eligible for an annual bonus, conditioned on the achievement of performance targets included in the Amended and Restated Annual Incentive Awards Program adopted by our Board of Directors. In addition, as Mr. Freudberg is employed in Bermuda, he is entitled to a monthly housing allowance not to exceed $12,500 and a monthly island transportation and travel allowance not to exceed $1,000. Mr. Freudberg is responsible for all taxes arising in connection with such reimbursements. Mr. Freudberg is also entitled to a one-time allowance to cover furniture shipping costs and tariffs as such expense may arise from his relocation to Bermuda with such allowance not to exceed $5,500 (subject to any applicable taxes).
      Under the agreements, UNG Employer may also terminate the executive for “cause” or if the executive becomes “disabled” (as such terms are defined in the agreement) or upon the death of the executive, in which case (1) the executive would not be entitled to any separation payments in the case of a termination for cause or death, and (2) in the case of disability, the executive would be entitled to six months of base salary payable monthly (subject to reduction for disability payments otherwise received by the executive), and conditioned upon the execution by the executive of a general release and compliance with post-termination obligations.
      If UNIC terminates the Messrs. March, Schmidt or Tate without “cause” or they resign as a result of the relocation of the principal executive offices of UNIC or the business relocation of the executive (in each case without UNIC offering the executive a reasonable relocation package), UNIC has agreed to severance pay of 18 months, payable monthly, and subject to the execution of a general release and further adjustment for the equity compensation package granted to such executive.
      If Wind River Bermuda terminates Mr. Freudberg without “cause,” Wind River Bermuda has agreed to severance pay of 24 months, payable monthly, and subject to the execution of a general release and further adjustment for the equity compensation package granted to such executive. Wind River Bermuda is also obligated to reimburse Mr. Freudberg for the periodic rent arising under the lease of his Bermuda residence, effective as of the month following the date on which Mr. Freudberg actually vacates such residence; provided that Wind River Bermuda’s payment shall not exceed the monthly cap on Mr. Freudberg’s housing allowance, shall not exceed three months’ rent in the aggregate, and shall be reduced by any applicable sublease payments.
      During this severance period, UNG Employer is also obligated to maintain any medical, health, and accident plan or arrangement in which the executive participates until the earlier of the end of the severance period or the executive becoming eligible for coverage by another employer and subject to the executive continuing to bear his share of coverage costs.
      All of the executive agreements with UNG Employer also impose non-compete, non-solicitation, and confidentiality obligations on the executives upon their termination for any reason. The non-compete provisions with Messrs. Freudberg, March and Tate provide that for a period of 18 months following the termination of employment for any reason, the executives shall not directly or indirectly engage in any “competitive business,” which includes any business engaging in the specialty property and casualty insurance business or any business engaging in the insurance agency or brokerage business (or any other material business of UNG Employer or its affiliates) or which has business dealings with any general agency or producer of UNG Employer. The agreement with Mr. Schmidt provides that for a period of 18 months following the termination of employment for any reason (but in the case of termination for cause, only after a determination by our Board of Directors of such substantial failure to perform), Mr. Schmidt shall not engage directly or indirectly, whether as owner, manager, operator, or otherwise, in any property and casualty insurance or reinsurance company that writes more than 15% of its written premium by issuing commercial insurance policies for businesses through a network of wholesale or managing general agents on a binding authority basis. Each of the agreements contain non-solicitation provisions that prohibit the executives, for a period of 18 months following termination of employment, from doing business with any employee, officer, director, agent, consultant, or independent contractor employed by or performing services for UNG Employer, or engaging in insurance-related business with any party who is or was a customer of UNG Employer during the executives’ employment (or during such 18-month period), or a business prospect of UNG Employer during the executives’ employment. The employment agreements also provide that the executives may elect to forego separation payments and certain equity awards and in return no longer be subject to certain provisions of the non-competition restrictions (such as those prohibiting engaging in the specialty and casualty insurance business or any business engaging in the insurance agency or brokerage business), but still remain subject to the other non-compete provisions, confidentiality provisions, and non-solicitation provisions of the agreements. If the executives violate their restrictive covenants or confidentiality obligations, the employment agreements also have provisions that permit UNG Employer to recover gain realized by the executives upon the exercise of options or sale of shares during a designated period, to purchase their shares at the lesser of cost or fair market value and for the forfeiture of any unexercised options.
      In connection with the execution of their employment agreements, Messrs. Freudberg, March, Schmidt and Tate also purchased our Class A common shares at a purchase price of $10.00 per share, which are subject to the terms of a restricted share purchase agreement and a management shareholders agreement, which subject the Class A common shares acquired to certain transfer restrictions. The number of Class A common shares acquired is as follows: Mr. Freudberg — 50,000 shares; Mr. March — 26,250 shares; Mr. Schmidt — 26,250 shares; and Mr. Tate — 26,250 shares.
      Messrs. Freudberg, March, Schmidt and Tate have been granted various options to purchase our Class A common shares. The first set of options granted on September 5, 2003 have an exercise price of $6.50 per share and are fully vested. Messrs. Freudberg and March were granted 200,000 and 56,074 options, respectively, from this set of options. The second set of options granted on September 5, 2003 have an exercise price of $10 per share and vest over time in 20% increments over a five-year period, with any unvested options forfeitable upon termination of the executive’s employment for any reason (including cause). Mr. Freudberg was granted 75,000 of these options and Messrs. March, Schmidt, and Tate were each granted 39,375 of these options. The final set of options are performance-vesting options granted on September 5, 2003, having an exercise price of $10 per share with vesting in 25% increments and conditioned upon our achieving various operating targets. Mr. Freudberg was granted 125,000 of these options and Messrs. March, Schmidt, and Tate were each granted 65,625 of these options. All of the unvested options will become vested upon a change of control of our company if Fox Paine & Company has achieved a specified rate of return on its investment in us.
      Mr. Lear has an executive employment agreement with Penn Independent Corporation, or “PIC,” an indirect wholly-owned subsidiary of United America Indemnity, Ltd. The agreement with PIC provides for an initial employment term through January 24, 2008, with additional one-year renewal terms unless either party gives 120 days’ prior written notice of non-renewal to the other and with the parties endeavoring to explore alternative arrangements following the expiration of the term pursuant to which Mr. Lear could provide consulting and advisory services. The agreement provides Mr. Lear with an annual salary of $420,000 and a monthly car allowance. Each year during the term of the agreement, Mr. Lear shall also receive an annual increase in annual salary and car allowance of not less than the percentage of increase of the Philadelphia Consumer Price Index for the calendar year just ended. He is also eligible for an annual bonus, conditioned on the achievement of performance targets. He is eligible to receive a grant of options to purchase our Class A common shares in the form of time-vesting and performance vesting options. For as long as Mr. Lear is employed by PIC, PIC shall annually provide to Mr. Lear an amount equal to 175% of the annual premium of a $500,000 term life insurance policy. The agreement imposes non-compete, non-solicitation, no-hire and confidentiality obligations on Mr. Lear for a period of 12 months following the termination of his employment for any reason.
      Mr. Morris has an executive employment agreement with Penn-America Group, Inc., or “PNG,” an indirect wholly-owned subsidiary of United America Indemnity, Ltd. The agreement with PNG provides for an initial employment term through January 24, 2008, with additional one-year renewal terms unless either party gives 90 days’ prior written notice of non-renewal to the other. The agreement provides Mr. Morris with an annual salary of $350,000 and a monthly car allowance. Mr. Morris shall be eligible to participate in a key employee cash bonus incentive plan to be adopted which will make Mr. Morris eligible to receive 40% of his then annual base salary as a cash bonus for each calendar year employed. Mr. Morris is eligible to participate in a performance-based restricted share plan to be adopted, and which shall provide that the achievement of mid-point performance objectives shall result in a target opportunity of 50% of his then current base salary, payable in our Class A common shares. The agreement imposes non-compete, non-solicitation, no-hire and confidentiality obligations on Mr. Morris for a period of 18 months following the termination of his employment for any reason.
      Mr. Saltzman, our President, entered into an employment agreement with us, Penn-America Group, Inc. and its insurance subsidiaries that provided for a three-year employment term, commencing on January 24, 2005 and ending on January 24, 2008. Mr. Saltzman has tendered his resignation effective September 1, 2005. The terms of his separation agreement are being negotiated.
      Mr. Bradley, our former Chief Executive Officer, entered into an employment agreement with us that provided for a five-year employment term, commencing on November 11, 2003 and ending on December 31, 2008. Mr. Bradley resigned effective February 7, 2005. Under the terms of Mr. Bradley’s separation agreement, Mr. Bradley will receive six monthly installments of $37,500 beginning on April 1, 2005 and a bonus with respect to 2004 of $175,000. The separation agreement also imposes non-compete, non-solicitation, no-hire and confidentiality obligations on Mr. Bradley for a period of six months. On December 19, 2003, Mr. Bradley purchased 33,333 Class A common shares at the initial public offering price of $17 per share (which were fully vested upon purchase) and received 166,665 options with an exercise price equal to $17 per share. Pursuant to the terms of his separation agreement, Mr. Bradley is fully vested in 10,833 of these options and the remaining options have been forfeited. As provided in our Share Incentive Plan, the vested options must be exercised within 90 days of his departure or the options will be forfeited. All options and shares acquired by Mr. Bradley are subject to the terms of a management shareholders agreement. However, pursuant to the terms of the separation agreement, the shares may be removed from the scope of the management shareholders agreement in the future.
Compensation Committee and Leadership Development and Compensation Subcommittee Report on Executive Compensation
      The Compensation Committee is comprised of the entire Board of Directors. The Leadership Development and Compensation Subcommittee of the Compensation Committee currently consists of Messrs. Fox, Thacker, and Ball. The principal duties of the Compensation Committee are to annually review and determine the compensation of our Chief Executive Officer and all other executive officers, approve employment contracts and related agreements, approve any cash incentives and deferred compensation for executive officers, approve any compensation programs and any grants involving the use of our Class A common shares and other equity securities, and otherwise administer any equity-based compensation plans. The Compensation Committee has delegated all of its duties under the Compensation Committee charter to the Leadership Development and Compensation Subcommittee, except for (1) its duty to approve any compensation programs and any grants involving the use of our Class A common shares and other equity securities, (2) its duty to administer any equity-based compensation plans, including the Share Incentive Plan, and (3) any duties delegated to the Section 162(m) Subcommittee.

Compensation Policies
      Our executive compensation program is designed to support the overall objective of maximizing long-term shareholder value by aligning the interests of executives with the interests of shareholders and rewarding executives for achieving corporate and individual objectives. The executive compensation program is also designed to provide compensation opportunities that attract and retain the services of qualified executives in the competitive market for their services. For the fiscal year ended December 31, 2004, our executive compensation program was comprised of three principal components: base salary, annual cash bonus incentives, and long-term incentive opportunities through options to purchase our Class A common shares and the award of restricted Class A common shares. During the fiscal year ended December 31, 2003, certain executives were granted long-term incentive opportunities through options to purchase our Class A common shares and the award of restricted Class A common shares. The options included both time and performance vesting options.

Base Salary
      Base salary levels for the Chief Executive Officer and other executive officers are generally intended to compensate executives at salary levels of comparable companies which place an emphasis on long-term compensation incentives such as options. Base salaries are determined on an individual basis by evaluating each executive’s scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. Base salaries are reviewed annually by the Leadership Development and Compensation Subcommittee. The actual base salaries for the Named Executive Officers in fiscal year 2004 are set forth in the salary column of the Summary Compensation Table.

Annual Cash Bonus Incentives
      Annual cash bonuses tied to our performance are a component of executive compensation and are designed to motivate the executives to focus on our performance for the fiscal year. The employment agreements of certain executive officers provide for annual performance based bonus payments up to a certain percentage of base salary if we meet certain business targets. In addition, our Board of Directors has approved an Annual Incentive Awards Program. Under the Annual Incentive Awards Program, the Compensation Committee may from time to time award discretionary bonuses to our Chief Executive Officer and certain executive officers based upon certain objective performance-based criteria. The criteria relate to certain performance goals, such as net income and individual performance expectations as established and approved by the Compensation Committee. Award opportunities under the Annual Incentive Awards Program are based on a percentage of base salary, ranging from 5% to 75%.

Long-Term Incentives
      Our executive officers are eligible to receive options to purchase our Class A common shares, restricted shares, and other share-based awards under our Share Incentive Plan. Grants under the Share Incentive Plan are an important component of our compensation mechanism and are designed to motivate the executive to manage United America Indemnity, Ltd. and its subsidiaries from the perspective of an owner. Eligibility for awards under the Share Incentive Plan is determined by the Compensation Committee, in its sole discretion. The level of grants varies based on the individual’s ability to impact long-term results.

Chief Executive Officer Compensation
      The Leadership Development and Compensation Subcommittee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other executive officers.

The Compensation Committee

Saul A. Fox
Edward J. Noonan
Troy W. Thacker
W. Dexter Paine, III
Michael J. McDonough
Russell C. Ball, III
John J. Hendrickson
Angelos J. Dassios
Kenneth J. Singleton
Stephen A. Cozen

Leadership Development and
Compensation Subcommittee

Saul A. Fox
Troy W. Thacker
Russell C. Ball, III

Section 162(m) Subcommittee

Stephen A. Cozen
John J. Hendrickson
Kenneth J. Singleton

Performance Graph
      The graph below compares the cumulative total return to holders of our Class A common shares, to such return for the Nasdaq Stock Market Index and the Nasdaq Insurance Stocks Index, for the period commencing December 16, 2003 and ending on December 31, 2004. The indices are included for comparative purposes only. They do not necessarily reflect management’s opinion that such indices are an appropriate measure of relative performance of our Class A common shares and are not intended to forecast or be indicative of future performance of the Class A common shares. The graph assumes that the value of the investment in our Class A common shares and each index was $100 at December 16, 2003 and that all dividends were reinvested.

	December 16, 2003	December 31, 2003	December 31, 2004

United America Indemnity, Ltd.	$100.00	$103.94	$109.53
Nasdaq Stock Market Index	100.00	104.44	$113.42
Nasdaq Insurance Stocks Index	100.00	104.44	$124.17
Principal Shareholders and Security Ownership of Management
      The table on the following page sets forth certain information concerning the beneficial ownership of our common shares as of March 16, 2005, including the percentage of our total voting power such shares represent on an actual basis, by:

•	each of our executive officers;

•	each of our directors;

•	each holder known to us to hold beneficially more than 5% of any class of our shares; and

•	all of our executive officers and directors as a group.
      As of March 16, 2005, the following share capital of United America Indemnity, Ltd. was issued and outstanding:

•	23,657,103 Class A common shares; and

•	12,687,500 Class B common shares, each of which is convertible at any time at the option of the holder into one Class A common share.

Based on the foregoing, and assuming each Class B common share is converted into one Class A common share, as of March 16, 2005, there would have been 36,344,603 Class A common shares issued and outstanding.
      Except as otherwise set forth in the footnotes to the table, each beneficial owner has the sole power to vote and dispose all shares held by that beneficial owner.

Principal Shareholders and Security Ownership of Management(1)

					% Total	% As-
	Class A		Class B		Voting	Converted
	Common Shares		Common Shares		Power(2)	Ownership(3)
Name and address of
Beneficial Owner**	Shares	%	Shares	%	%	%

Fox Paine & Company(4)	14,310,226	39.4%	12,687,500	100%	85.4%	39.4%
The PNC Financial Services Group, Inc.(5)	3,683,669	15.6%	—	—	2.4%	10.1%
Russell C. Ball, III(6)	2,489,005	10.5%	—	—	1.7%	6.8%
Ball family trusts(7)	2,487,569	10.5%	—	—	1.7%	6.8%
Seth D. Freudberg(8)	265,000	1.1%	—	—	*	*
Richard S. March(9)	90,199	*	—	—	*	*
M. Moshe Porat(10)	53,914	*	—	—	*	*
Jon S. Saltzman(11)	50,868	*	—	—	*	*
David R. Bradley(12)	44,166	*	—	—	*	*
Kevin L. Tate(13)	34,125	*	—	—	*	*
William F. Schmidt(13)	34,125	*	—	—	*	*
Joseph F. Morris(14)	26,326	*	—	—	*	*
Richard L. Duszak(15)	10,533	*	—	—	*	*
Edward J. Noonan(16)	10,000	*	—	—	*	*
Robert A. Lear(17)	8,919	*	—	—	*	*
Stephen A. Cozen	6,952	*	—	—	*	*
John J. Hendrickson(18)	6,236	*	4,417	*	*	*
Kenneth J. Singleton	2,641	*	—	—	*	*
Angelos J. Dassios(19)	1,436	*	—	—	*	*
Saul A. Fox(16)(20)	0	*	—	—	*	*
Troy W. Thacker(16)(20)	0	*	—	—	*	*
Michael J. McDonough(16)	0	*	—	—	*	*
W. Dexter Paine, III(16)(20)	0	*	—	—	*	*
All directors and executive officers as a group(21) (consists of 20 persons)	3,134,445	13.3%	4,417	*	2.1%	8.6%

*	The percentage of shares beneficially owned does not exceed 1%.

**	Unless otherwise indicated, the address for each beneficial owner is c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands.

(1)	The numbers of shares set forth in these columns are calculated in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934. As a result, these figures assume the exercise or conversion by each beneficial owner of all securities that are exercisable or convertible within 60 days of March 16, 2005. In particular, Class A common shares that may be acquired by a particular beneficial owner upon the conversion of Class B common shares are deemed to be outstanding for the purpose of computing the percentage of the Class A common shares owned by such beneficial owner but are not deemed to be outstanding for the purpose of computing the percentage of the Class A common shares owned by any other beneficial owner. As a result, the percentages in these columns do not sum to 100%.

(2)	The percentages in this column represent the percentage of the total outstanding voting power of United America Indemnity, Ltd. that the particular beneficial owner holds. The numerator used in this calculation is the total votes to which each beneficial owner is entitled, taking into account that each Class B common share has ten votes, and the denominator is the total number of votes to which all outstanding shares of United America Indemnity, Ltd. are entitled, again taking into account that each Class B common share has ten votes.

(3)	The percentages in this column represent the percentage of the total outstanding share capital of United America Indemnity, Ltd. that a particular beneficial owner holds on an as-converted basis, assuming that each Class B common share is converted into one Class A common share. As of March 16, 2005, there were 36,344,603 Class A common shares issued and outstanding on this basis. The numerator used in this calculation is the total number of Class A common shares each beneficial owner holds on an as-converted basis and the denominator is the total number of Class A common shares on an as-converted basis.

(4)	The security holders are: U.N. Holdings (Cayman), Ltd.; and U.N. Co-Investment Fund I (Cayman), L.P.; U.N. Co-Investment Fund II (Cayman), L.P.; U.N. Co-Investment Fund III (Cayman), L.P.; U.N. Co-Investment Fund IV (Cayman), L.P.; U.N. Co-Investment Fund V (Cayman), L.P.; U.N. Co-Investment Fund VI (Cayman), L.P.; U.N. Co-Investment Fund (Cayman) VII, L.P.; U.N. Co-Investment Fund VIII (Cayman), L.P.; and U.N. Co-Investment Fund IX (Cayman), L.P. (collectively, the “Co-Investment Funds”). A majority of the outstanding share capital of U.N. Holdings (Cayman), Ltd. is held by Fox Paine Capital Fund II International, L.P. The sole managing general partner of Fox Paine Capital Fund II International, L.P. is Fox Paine Capital International Fund GP, L.P. The sole general partner of Fox Paine Capital International Fund GP, L.P. is Fox Paine International GP, Ltd. As a result, each of Fox Paine Capital Fund II International, L.P., Fox Paine Capital International Fund GP, L.P., and Fox Paine International GP, Ltd. may be deemed to control U.N. Holdings (Cayman), Ltd. The sole general partner of each of the Co-Investment Funds is Fox Paine Capital Co-Investors International GP, Ltd., which, together with Fox Paine Capital International Fund GP, L.P., as its sole shareholder, and Fox Paine International GP, Ltd., as the sole general partner of Fox Paine Capital International Fund GP, L.P., may be deemed to control such funds. In addition, pursuant to a management agreement with Fox Paine Capital International GP, Ltd. and Fox Paine Capital Fund II International, L.P., Fox Paine & Company, LLC acts as the investment advisor for certain of the security holders and, consequently, may be deemed to be the indirect beneficial owner of such securities. Fox Paine International GP, Ltd., as the general partner of Fox Paine Capital International Fund GP, L.P., may terminate that management agreement at any time in its sole discretion. Fox Paine International GP, Ltd. disclaims ownership of any securities that Fox Paine Capital International Fund GP, L.P. may beneficially own to the extent of any partnership interests in Fox Paine Capital International Fund GP, L.P. that persons other than Fox Paine International GP, Ltd. hold. Fox Paine Capital International Fund GP, L.P., in turn, disclaims ownership of any securities that Fox Paine Capital Fund II International, L.P. and Fox Paine Capital Co-Investors International GP, Ltd. may beneficially own to the extent of any partnership or share capital interests in Fox Paine Capital Fund II International, L.P. and Fox Paine Capital Co-Investors International GP, Ltd., respectively, that persons other than Fox Paine Capital International Fund GP, L.P. hold. Fox Paine Capital Fund II International, L.P. disclaims ownership of any securities that U.N. Holdings (Cayman), Ltd. beneficially owns to the extent of any share capital interests in U.N. Holdings (Cayman), Ltd. that persons other than Fox Paine Capital Fund II International, L.P. hold. Fox Paine Capital Co-Investors International GP, Ltd. disclaims ownership of any securities that the Co-Investment Funds beneficially own to the extent of any partnership interests in the Co-Investment Funds that persons other than Fox Paine Capital Co-Investors International GP, Ltd. hold. Fox Paine & Company, LLC disclaims ownership of any securities that it or any of the foregoing security holders may beneficially own.

(5)	Based on information provided pursuant to an amended Schedule 13G filed with the Securities and Exchange Commission jointly on March 10, 2005 by The PNC Financial Services Group, Inc., PNC Bancorp, Inc. (a wholly owned subsidiary of The PNC Financial Services Group, Inc.), PNC Bank, National Association (a wholly owned subsidiary of PNC Bancorp, Inc.), BlackRock Advisors, Inc. (an indirect subsidiary of PNC Bancorp, Inc.), BlackRock Financial Management, Inc. (a wholly owned subsidiary of BlackRock Advisors, Inc.), and State Street Research & Management Company (an indirect subsidiary of BlackRock Financial Management, Inc.). BlackRock Financial Management, Inc., an investment advisor, reported that it has sole voting and dispositive power of 91,400 Class A common shares. State Street Research & Management Company, an investment advisor, reported that it has sole voting and dispositive power of 37,200 Class A common shares. BlackRock Advisors, Inc., an investment advisor, reported that it has sole voting and dispositive power of 1,196,100 Class A common shares. PNC Bank, National Association reported that, as a co-trustee of each of the Ball family trusts described in footnote 7, it may be deemed to have shared voting and dispositive power over all of the 2,487,569 shares held by the Ball family trusts. PNC Bancorp, Inc., a holding company, through its control of BlackRock Advisors, Inc. and PNC Bank, National Association, reported that it has sole voting and dispositive power of 1,196,100 Class A common shares and may be deemed to have shared voting and dispositive power over all of the 2,487,569 shares held by the Ball family trusts. The PNC Financial Services Group, Inc., a holding company, through its control of PNC Bancorp, Inc., reported that it has sole voting and dispositive power of 1,196,100 Class A common shares and may be deemed to have shared voting and dispositive power over all of the 2,487,569 shares held by the Ball family trusts. The address for The PNC Financial Services Group, Inc. and PNC Bank, National Association is One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707. The address for PNC Bancorp, Inc. is 222 Delaware Avenue, Wilmington, Delaware 19899. The address for BlackRock Advisors, Inc. and BlackRock Financial Management, Inc. is 100 Bellevue Parkway, Wilmington, Delaware 19809. The address for State Street Research & Management Company is One Financial Center, Boston, Massachusetts 02111.

(6)	Represents 1,436 Class A common shares issued under the Share Incentive Plan and an additional 2,487,569 Class A common shares held indirectly by Mr. Ball, who is a co-trustee of each of the Ball family trusts described in footnote 7, and, therefore, may be deemed to share voting and dispositive power over all of the Class A common shares held by the Ball family trusts. Mr. Ball’s address is c/o The AMC Group, L.P., 555 Croton Road, Suite 300, King of Prussia, Pennsylvania 19406.

(7)	The security holders are the following trusts: Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/w of Russell C. Ball, Sr., as appointed by Russell C. Ball, Jr., f/b/o Russell C. Ball, III; Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/w of Russell C. Ball, Sr., as appointed by Russell C. Ball, Jr., f/b/o Andrew L. Ball; Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t of Ethel M. Ball, dated 2/9/67, as appointed by Russell C. Ball, Jr., f/b/o Russell C. Ball, III; Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t of Ethel M. Ball, dated 2/9/67, as appointed by Russell C. Ball, Jr., f/b/o Andrew L. Ball; Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t of Russell C. Ball, Jr., dated 11/9/67; Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t Russell C. Ball, Jr., dated 6/9/69; Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t Russell C. Ball, Jr., dated 1/29/70; Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t Russell C. Ball, Jr., dated 1/24/73; Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t Russell C. Ball, Jr., dated 12/22/76 f/b/o Russell C. Ball, III; and Russell C. Ball, III, Andrew L. Ball, PNC Bank, N.A., trustees u/a/t Russell C. Ball, Jr., dated 12/22/76 f/b/o Andrew L. Ball. Russell C. Ball, III, Andrew L. Ball and PNC Bank, N.A. are each co-trustees of each trust and, therefore, may be deemed to share voting and dispositive power over all of the Class A common shares held by the Ball family trusts. The address for each of the Ball family trusts is c/o The AMC Group, L.P., 555 Croton Road, Suite 300, King of Prussia, Pennsylvania 19406.

(8)	Includes 215,000 Class A common shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(9)	Includes 63,949 Class A common shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(10)	Includes 8,594 Class A common shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(11)	Includes 35,484 Class A common shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

(12)	Includes 10,833 Class A common shares issuable upon exercise of options that are currently exercisable. Mr. Bradley resigned as Chief Executive Officer and a director of United America Indemnity, Ltd.

effective February 7, 2005. As a result, under our Share Incentive Plan, Mr. Bradley has until May 8, 2005 to exercise these options.

(13)	Includes 7,875 Class A common shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days.Represents units accrued under our deferred compensation plan for non-employee directors.

(14)	Includes 18,613 Class A common shares that were received in connection with the merger of a subsidiary of United America Indemnity, Ltd. and Penn-America Group, Inc. after giving effect to the exchange ratio.

(15)	Includes 8,594 Class A common shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

(16)	Does not include units accrued under our deferred compensation plan for non-employee directors as such units are payable in cash.

(17)	Includes 8,919 Class A common shares that were received in connection with the merger of a subsidiary of United America Indemnity, Ltd. and Penn-America Group, Inc. after giving effect to the exchange ratio.

(18)	Mr. Hendrickson owns a 99.9% limited partner interest in a limited partnership that holds 1,351 Class A common shares and 4,417 Class B common shares.

(19)	Mr. Dassios has tendered his resignation as a director of United America Indemnity, Ltd. to be effective on March 31, 2005.

(20)	Each of Messrs. Fox, Paine and Thacker is a shareholder of Fox Paine International GP, Ltd., which acts through its board of directors, which currently consists of Messrs. Fox and Paine. In addition, Messrs. Fox and Paine are members of Fox Paine & Company, LLC. Each of Messrs. Fox, Paine and Thacker disclaims beneficial ownership of all shares held by U.N. Holdings (Cayman), Ltd. and each of the Co-Investment Funds, except to the extent of his indirect pecuniary interest in such shares through ownership of such entities.

(21)	Includes 358,204 Class A common shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days.

Our Relationship with Fox Paine & Company
      In this Proxy Statement, unless the context requires otherwise, the term “Fox Paine & Company” refers to Fox Paine & Company, LLC and affiliated investment funds.

Investment Agreement
      On September 5, 2003, Fox Paine & Company made an aggregate capital contribution of $240.0 million to us, in exchange for an aggregate of 10.0 million Class B common shares and 14.0 million Series A preferred shares, and we acquired Wind River Investment Corporation, the holding company for our U.S. Operations, from a group of family trusts affiliated with the Ball family of Philadelphia, Pennsylvania. Before September 5, 2003, Wind River Investment Corporation was owned by the Ball family trusts and had no relationship with Fox Paine & Company, other than as described in this section.
      To effect the acquisition, we used $100.0 million of this $240.0 million capital contribution to purchase a portion of the common stock of Wind River Investment Corporation held by the Ball family trusts. We then purchased the remainder of the outstanding common stock of Wind River Investment Corporation that was also held by the Ball family trusts, paying consideration consisting of 2.5 million Class A common shares, 3.5 million Series A preferred shares and senior notes issued by Wind River Investment Corporation having an aggregate principal amount of approximately $72.8 million, which senior notes we have fully and unconditionally guaranteed (the “Senior Notes”).
      In October 2004, we paid the Ball family trusts $3.9 million in interest on the Senior Notes.

      Of the remaining $140.0 million contributed to us, we then contributed $80.0 million to our U.S. operations, used $42.4 million to capitalize our non-U.S. operations and used $17.6 million to fund fees and expenses incurred in connection with the transaction.
      The principal amount of the senior notes are subject to adjustment as a result of the Ball family trusts’ agreement to indemnify us for certain breaches of representations, warranties, and covenants in the Investment Agreement and as a result of the amount of recoveries by us from certain of our obligors. Any indemnification payment due from the Ball family trusts to us is to be first offset against the interest outstanding on the senior notes held by the Ball family trusts and then against any principal outstanding on such senior notes. If no principal is then outstanding, the Ball family trusts must instead make the indemnification payment directly to us. In addition, if proceeds from settlement arrangements that we enter into with certain of our obligors are greater than a specified amount, the principal amount of the senior notes will be increased by one-half of the excess, up to $7.5 million. Further, if we receive proceeds from settlement arrangements when the senior notes are no longer outstanding, the amount that would have increased the principal amount of the senior notes will instead be paid in cash to the Ball family trusts.
      Wind River Investment Corporation wholly-owned two subsidiaries before August 18, 2003. The subsidiaries included American Insurance Service, Inc. and a real estate company. On August 18, 2003, the real estate subsidiary was spun off to the Ball family trusts. The historical financial data for United America Indemnity, Ltd. has been adjusted to exclude the activity related to the former real estate subsidiary because Wind River Investment Corporation (through American Insurance Service, Inc. and its subsidiaries) and the real estate subsidiary participated in dissimilar businesses; they were operated and financed autonomously; and they had only incidental common costs. Additionally, Wind River Investment Corporation and the former subsidiary have been operated and financed autonomously following the spin-off and there are no material financial commitments, guarantees, or contingent liabilities between the companies.

Shareholders Agreement
      The material terms of the Shareholders Agreement are described below.
      Board Composition. The Shareholders Agreement provides that our Board of Directors shall be comprised of no fewer than eleven directors. Fox Paine & Company has the right to nominate no fewer than six of the members of the Board of Directors. Fox Paine & Company nominated Saul A. Fox, W. Dexter Paine, III, Troy W. Thacker, Michael J. McDonough, John J. Hendrickson and Robert A. Lear for election as directors at the 2005 Annual General Meeting pursuant to its rights under the Shareholders Agreement. For so long as the Ball family trusts beneficially own at least 5% of our outstanding shares, the Ball family trusts have the right to nominate one director for election. The Ball family trusts nominated Russell C. Ball, III for election as a director at the 2005 Annual General Meeting pursuant to their rights under the Shareholders Agreement. The Shareholders Agreement requires Fox Paine & Company and the Ball family trusts to vote in favor of the election of each of their respective nominees.
      Transferability Rights. The Shareholders Agreement provides that the Ball family trusts generally cannot transfer any Class A common shares, whether currently owned or subsequently acquired, without the approval of our Board of Directors, except to another Ball family trust or their affiliates or to a principal beneficiary of any Ball family trust, and except for transfers made in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).
      Fox Paine & Company agreed that, if it proposed to transfer any Class A and Class B common shares to an unaffiliated third party, it would provide the Ball family trusts with customary “tag-along” rights. Namely, in any such sale, the Ball family trusts would be permitted to participate in such transfer by selling a number of shares that bears the same proportion to the aggregate number of shares that they hold, as the number of shares proposed to be sold by Fox Paine & Company bears to the aggregate number of shares held by Fox Paine & Company. Similarly, the Ball family trusts have agreed that, if Fox Paine & Company proposes to transfer Class A and Class B common shares in such amounts that following such transfer, Fox Paine & Company will no longer have a majority of the outstanding shares, Fox Paine & Company will have “drag-along” rights against the Ball family trusts. Specifically, Fox Paine & Company will have the right to require the Ball family trusts to transfer a number of shares that bears the same proportion to the aggregate number of shares that they hold, as the number of shares proposed to be sold by Fox Paine & Company bears to the aggregate number of shares held by Fox Paine & Company.
      Each of United America Indemnity, Ltd. and Fox Paine & Company further agreed to provide the Ball family trusts with “piggyback” registration rights under the Securities Act in connection with any registered offering of common shares by United America Indemnity, Ltd. or shareholders of United America Indemnity, Ltd., including Fox Paine & Company.
      Termination. Certain material terms of the Shareholders Agreement will terminate when Fox Paine & Company ceases to hold at least 25% of our fully diluted outstanding common shares. All terms of the Shareholders Agreement, except terms with respect to tag-along and piggyback registration rights and indemnification, will terminate upon any completion of any transaction that results in Fox Paine & Company and the Ball family trusts owning in the aggregate less than a majority of the voting power of the entity surviving such transaction.
      The Ball family trusts’ piggyback registration rights survive until the earlier of September 5, 2023 or the date that they no longer hold any securities outstanding that are registrable under the Securities Act.

Management Agreement
      On September 5, 2003, as part of the acquisition of Wind River Investment Corporation, we entered into a management agreement with Fox Paine & Company and The AMC Group, L.P., an affiliate of the Ball family trusts. In the management agreement, we agreed to pay to Fox Paine & Company an initial management fee of $13.2 million for the year beginning on September 5, 2003, which was paid on September 5, 2003, and thereafter an annual management fee of $1.2 million subject to certain adjustments. We likewise agreed to pay to The AMC Group an annual management fee of $0.3 million subject to certain adjustments. We believe these fees represent fair value for the services rendered to us by Fox Paine & Company and The AMC Group. In exchange for their management fees, Fox Paine & Company and The AMC Group assist us and our affiliates with strategic planning, budgets, and financial projections and assist us and our affiliates in identifying possible strategic acquisitions and in recruiting qualified management personnel. In addition, The AMC Group has agreed to provide us with transitional services relating to the use of certain tax and accounting software for a limited period of time. Fox Paine & Company and The AMC Group also consult with us and our affiliates on various matters including tax planning, public relations strategies, economic and industry trends, and executive compensation.
      Fox Paine & Company and The AMC Group will continue to provide management services under this agreement until they no longer hold any equity investment in us or we agree with Fox Paine & Company and The AMC Group to terminate this management relationship. In connection with this agreement, we agreed to indemnify Fox Paine & Company and The AMC Group against various liabilities that may arise as a result of the management services they will provide us. We also agreed to reimburse Fox Paine & Company and The AMC Group for expenses incurred in providing management services.
      On November 1, 2004, we paid Fox Paine & Company a management fee of $1.3 million for services that will be rendered for the one-year period starting September 6, 2004.
      On November 1, 2004, we paid The AMC Group, L.P. a management fee of $0.2 million for services that will be rendered for the one-year period starting September 6, 2004.

Investment with Fox Paine & Company
      We are a limited partner in Fox Paine Capital Fund II, L.P. and Fox Paine Capital Fund II International, L.P., investment funds managed by Fox Paine & Company. Our interest in these partnerships is valued, as of December 31, 2004, at $6.1 million, and we have a remaining capital commitment to these partnerships of approximately $4.0 million.

Certain Other Relationships and Related Transactions
      On January 24, 2005, we paid Fox Paine & Company a fee of $6.0 million for services rendered in connection with our acquisition of Penn-America Group, Inc. and Penn Independent Corporation (the “Acquisition”).
      Penn Independent Corporation (“PIC”) leases its home office facility in Hatboro, Pennsylvania from Irvin Saltzman, the father of our President, Jon S. Saltzman. Penn-America Group also leases a portion of the building in which PIC’s home office facility is located. PIC’s rent for the Hatboro facility is currently $64,486 per month, or $0.8 million per year. As a result of the Acquisition, we are obligated to either (i) enter into a lease for the Hatboro facility for a term of at least 10 years or (ii) purchase the Hatboro facility and related land on terms to be agreed upon. We are currently exploring these options.
Audit Committee Report
      The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2004.
      The Audit Committee operates under a charter adopted by our Board of Directors on December 15, 2003. A copy of our Audit Committee Charter is available on our website at www.uai.ky.
      The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2004.
      The Audit Committee discussed with PricewaterhouseCoopers LLP, our independent auditor, the matters required to be discussed by Statement on Auditing Standard No. 61 (Communications with Audit Committees), as amended by Statement on Auditing Standard No. 90 (Audit Committee Communications), which include, among other items, matters related to the conduct of the audit of our financial statements.
      The Audit Committee received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from United America Indemnity, Ltd. and its related entities and has discussed with PricewaterhouseCoopers LLP their independence from United America Indemnity, Ltd.
      In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of our financial statements to United States generally accepted accounting principles.
      Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee

John J. Hendrickson
Kenneth J. Singleton
Incorporation by Reference
      The information contained in this Proxy Statement under the headings “Compensation Committee and Leadership Development and Compensation Subcommittee Report on Executive Compensation,” “Performance Graph,” and “Audit Committee Report” is not “soliciting material,” nor is it “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in a filing.

Shareholder Proposals
      Under the Securities and Exchange Commission rules, certain shareholder proposals may be included in our proxy statement. Any shareholder desiring to have such a proposal included in our proxy statement for the Annual General Meeting to be held in 2006 must deliver a proposal that complies with Rule 14a-8 under the Exchange Act to our Chief Executive Officer c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands on or before December 5, 2005.
      Where a shareholder does not seek inclusion of a proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must be received by our Chief Executive Officer c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands on or before February 18, 2006, or it will be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act and, therefore, the proxies will have the right to exercise discretionary authority with respect to such proposal.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. Based on our review of the copies of the reports that we have received, and written representations received from certain reporting persons with respect to the filing of reports on Forms 3, 4 and 5, we believe that all filings required to be made by the reporting persons for 2004 were made on a timely basis except for the following: Kenneth J. Singleton was late in filing his Form 3 following his appointment as a member of our Board of Directors; and Edward J. Noonan was late in filing his Form 4 to report his receipt of Units for his second quarter fees as a Non-Employee Director.
Other Matters
      Our management knows of no matters to be presented at the Annual General Meeting other than those set forth above and customary procedural matters. If any other matters should properly come before the meeting, however, the enclosed proxy confers discretionary authority with respect to these matters.
Householding
      Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you send a written request to our Chief Executive Officer c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.
*               *               *
      Upon request, we will furnish to record and beneficial owners of our Class A and Class B common shares, free of charge, a copy of our annual report on Form 10-K (including financial statements and schedules but without exhibits) for the fiscal year ended December 31, 2004. Copies of the exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to our Chief Executive Officer c/o United America Indemnity, Inc., Walker House, 87 Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands.
March 28, 2005

Appendix A
AMENDMENT NO. 2
UNITED AMERICA INDEMNITY, LTD.
SHARE INCENTIVE PLAN
      This AMENDMENT No. 2 (the “Amendment”) dated 31 March 2005 amends the terms and conditions of the United National Group, Ltd. Share Incentive Plan dated 5 September 2003 (the “Plan”).
      WHEREAS, by written resolution of the Directors of United America Indemnity, Ltd., an exempted company incorporated with limited liability under the law of the Cayman Islands (the “Company”), dated 15 September 2003, the Plan was unanimously approved by the Directors of the Company; and
      WHEREAS, the Board of Directors of the Company desire to effect the revisions to the Plan set forth herein effective the date hereof.
      NOW, THEREFORE, the Plan is amended as follows:

1. The first sentence of Section 3 of the Plan is amended to read in its entirety as follows:

“The total number of Common Shares reserved and available for grant under the Plan shall be 5,000,000 (subject to any increase or decrease pursuant to this Section 3).”

2. The Plan is hereby renamed the “United America Indemnity, Ltd. Share Incentive Plan.”

3. All references to “stock” in the Plan shall be understood to mean “share” or “shares,” as appropriate.

4. Any reference to the “New York Stock Exchange” shall be struck and replaced with the “Nasdaq National Market.”

5. The first sentence of Section 5 of the Plan is hereby amended to read as follows:
      “The Board or the Committee as its duly authorized delegate shall have the authority to grant Participants Share Options.”

A-1

Appendix B
AMENDED AND RESTATED
UNITED AMERICA INDEMNITY, LTD.
ANNUAL INCENTIVE AWARDS PROGRAM
(Effective as of January 1, 2005)

AMENDED AND RESTATED
UNITED AMERICA INDEMNITY, LTD.
ANNUAL INCENTIVE AWARDS PROGRAM

I.	Purpose:
      The purposes of this Annual Incentive Awards Program (the “Program”) are:

1. To encourage increased efficiency and profitability of United America Indemnity, Ltd. (the “Company” or “UAI”).

2. To reward Participants’ contributions to corporate success.

II.	Compensation Philosophy.
      UAI wishes to provide a comprehensive, competitive compensation program for its officers and certain other employees. The Program is intended to be an integral part of the total compensation opportunity offered by the organization to such employees. This incentive program is an adjunct to other forms of compensation provided by UAI and its subsidiaries.

III.	Definition of Terms.
      For purposes of the Program, terms have meanings as follows:

A. “Award” means the amount earned by a Participant pursuant to the provisions of the Program.

B. “Base Salary” means a Participant’s W-2 wages for a calendar year excluding any extraordinary compensation such as bonuses, stock options, deferred compensation or benefits which are taxable for federal income tax purposes. For purposes of the Program, Base Salary shall also include, however, any salary deferrals which represent the employee’s portion of contributions to a qualified benefit plan or deferred compensation plan offered by UAI and subsidiaries.

C. “Beneficiary” or “Beneficiaries” means the person or persons designated by the Participant to receive any payments due from the Program in the event of the Participant’s death. Such a designation may, without notice to the Beneficiary, be changed or revoked by the Participant at any time and from time to time. The designation of the Beneficiary, and any change or revocation thereof, shall be made in writing and shall not be effective unless and until filed with and acknowledged by the Committee.

If a Participant fails to designate a Beneficiary, or if no designated Beneficiary survives the Participant, the amount payable from the Program shall be paid to the Participant’s estate.

If a person designated as a Beneficiary shall be a minor or a person who has been judged legally incompetent, UAI shall make payment on behalf of such Beneficiary to the Beneficiary’s guardian or conservator, but only if such guardian or conservator has provided to the Committee documentary evidence satisfactory to it as to the legal, valid and continuing authority of such guardian or conservator to act on behalf of such Beneficiary. Upon payment to such guardian or conservator, neither the Board of Directors (the “Board”), UAI, the Committee or any other agent, employee or officer of any of them shall have any further liability for such payment.

D. “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

E. “Code Section 162(m)” means the exception for performance-based compensation under Section 162(m) of the Code or any successor section and the Treasury regulations promulgated thereunder.

F. “Committee” means the Compensation Committee of UAI, as designated from time to time by the Board, or its designee. When pertaining to Covered Participants and as otherwise necessary to comply with Code Section 162(m), “Committee” shall mean a subcommittee thereof consisting solely of “outside” directors, as such term is defined by Code Section 162(m).

G. “Covered Participant” means a Participant who, on the last day of UAI’s taxable year, is the chief executive officer of UAI or is among the four highest compensated officers (other than the chief executive officer) of UAI as determined under Code Section 162(m).

H. “Disability” means (i) “disability” as defined by long-term disability plan maintained by UAI or by the subsidiary or division thereof by which the Participant is employed and under which the Participant is covered or (ii) as determined by the Committee in its reasonable judgment.

I. “Participant” means any employee of UAI or subsidiary who has been designated by the Committee as eligible to participate in the Program.

J. “Performance Goals” means the objective performance goals established by the Committee, and if desirable for purposes of Code Section 162(m), based on one or more Performance Criteria (as defined in Annex A).

K. “Program Year” means a twelve-month consecutive period commencing on each January 1 and ending on each December 31.

L. “Retirement” means the Participant’s voluntary resignation in circumstances acceptable to the Committee.

IV.	Designation of Participants.
      A. The Participants shall be those employees (or class of employees) of UAI and subsidiaries who are designated by the Committee as being eligible to participate in the Program. The Committee shall create different sets of Award opportunities (“Tiers”) and shall assign Participants to such Tiers. With respect to non-Covered Participants, the Committee may designate, should it so choose, certain employees who would determine eligibility, Award opportunities and/or Award amounts from a bonus pool designated by the Committee for such non-Covered Participants (or Tiers thereof).
      B. In order to be eligible to be a Participant for any Program Year, an individual must meet the criteria set forth in the Program both at the beginning and the end of the Program Year, except in those cases where a Participant’s employment with UAI and its subsidiaries has terminated due to Retirement, death or Disability, as provided in Section VI. Any deviation from this clause requires the prior written approval of the Committee.

V.	Awards for Participants:
      A. Basis for Earning Awards: Unless otherwise provided herein, Participants will earn an Award on the basis of achievement of the Performance Goals, as such goals are selected and determined by the Committee. If the Committee so elects, certain Participants who are not Covered Participants may be eligible for discretionary bonuses based on their individual performance.
      B. Award Opportunities:
      A Participant’s Award opportunity shall be determined by the Committee, or its designate, as provided in Section IV, and may provide for different levels of Awards depending on varying achievement of the Performance Goals.
      Award opportunities under the Program may be expressed as a percentage of the Base Salary, and may range from 5% to 200%, or may be expressed as specific dollar amounts; provided that in no event shall an Award under the Program exceed $1,000,000.
      C. Determination of Awards Earned:
      The Committee will establish the specific Performance Goals which must be attained in order to receive Awards hereunder. With respect to Covered Participants, such goals shall be established in writing prior to the beginning of a Program Year or at such later date as permitted under Code Section 162(m) and while the outcome of the Performance Goals is substantially uncertain.
      Upon receipt of the audited financials for the Company, the Committee (or with respect to Committee-designated non-Covered Participants, such Participants’ supervisors) shall determine whether and to what extent the Performance Goals for the Program Year were achieved. The Committee may, in its sole discretion, disregard (or adjust for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances; provided however that, to the extent such discretion would be impermissible under Code Section 162(m) or otherwise violate Code Section 162(m), the Committee shall not exercise such discretion with respect to any Covered Participant’s Award.
      Notwithstanding the foregoing, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than or more than what the Participant’s Award would otherwise be hereunder; provided that in no instance shall the Committee increase the amounts otherwise payable to a Covered Participant.

VI.	Payment of Awards.
      A Participant shall be entitled to receive payment in an amount equal to his/her Award no later than March 15 of the year following the Program Year to which payment relates. Notwithstanding the foregoing, in order to be eligible for payment of an Award for any Program Year, a Participant must be continuously employed by UAI or its subsidiaries through the close of the Program Year, except in the case of a Participant whose employment terminates on account of Retirement, death, or Disability. In the case of a Participant whose employment has terminated during the Program Year due to Retirement, death or Disability, that Participant or his/her Beneficiary will qualify for a pro-rated portion of the Participant’s Award, based on (i) the number of complete calendar months of service which the Participant completed during that Program Year and (ii) the actual achievement of the Performance Goals for such Program Year, to be paid on or about the same time Awards are paid to active Participants under the Program. Any deviation from this clause requires the prior authorization of the Committee.
      Any payments due to Beneficiaries under the Program will be paid at the time payment would otherwise have been made to the Participant, provided the identity and validity of such Beneficiary has been legally established.
      Notwithstanding any other provision herein, (A) if an individual’s employment with UAI and subsidiaries is terminated on account of conduct detrimental to UAI’s best interests, then the Committee, in its sole discretion (and not subject to challenge by the Participant in any way), may cancel payment of any Award that has been earned under the Program but has not yet been paid and (B) if a Participant resigns for any reason prior to the payment of an Award, the Participant shall not be entitled to any payment under the Program.
      No Award shall be paid to any Covered Participant before the Committee certifies in writing that the relevant Performance Goals (except to the extent permitted under Code Section 162(m) and provided above with regard to Retirement, death or Disability) were in fact satisfied.

VII.	Program Administration.
      The Program shall be administered by the Committee. The Committee shall have the authority to (i) interpret the Program in its sole and absolute discretion based upon the Program’s provisions, (ii) certify attainment of Performance Goals, and (iii) make all other determinations necessary or desirable for the Program’s administration; and such decisions of the Committee shall be final, conclusive and binding on all parties. The Program is intended to comply with Code Section 162(m) with respect to Covered Participants, and all provisions contained herein shall be limited, construed and interpreted in a manner to so comply.
      The designation of an individual as a Participant for a particular Program Year shall not confer upon such individual the right to be designated as a Participant in a subsequent Program Year.

      An individual who has been designated by the Committee as a Participant for a Program Year shall be notified in writing no later than April 30 of the Program Year of such designation, provided that Covered Participants shall be notified in writing prior to the beginning of such Program Year or at such later date as permitted under Code Section 162(m).
      UAI shall deduct from any distributions made to Participants or Beneficiaries under the Program any applicable federal, state or local taxes which UAI may be required to deduct under the law and all amounts distributed under the Program are stated herein before any such deductions.
      No Participant or other person shall have an interest in any fund or any specific assets of UAI and subsidiaries by reason of being a Participant in the Program or any right to receive any distribution under the Program except and to the extent expressly provided in the Program.
      The designation of an individual as a Participant under the Program shall not be construed as conferring upon such individual any right to remain in the employ of UAI and subsidiaries. With respect to any Participant, UAI and subsidiaries’ right to discipline, promote, demote, reassign or terminate for any reason they deem fit shall not be affected in any manner by reason of such individual’s designation as a Participant in the Program.
      All questions or controversies arising in any manner between the parties or persons in connection with the Program or its operation, whether as to any claim for benefits, or as to the construction of language or meaning of the Program, or rules and regulations adopted by the Committee, or as to any writing, decision, instrument or account in connection with the operation of the Program or otherwise, shall be submitted to the Committee for decision.

VIII.	No Assignment or Alienation.
      Except as otherwise required by law, no right or interest (which right shall simply be a contractual right) of any Participant hereunder shall be assigned, transferred or pledged voluntarily or involuntarily and any attempt to do so shall be void, nor shall such rights or interests be subject to attachment or other claims of creditors.

IX.	General.
      All actions taken or determinations made by the Committee shall be final and binding and all concerned and nothing in the Program shall be deemed to give any Participant, Beneficiary, legal representatives or assigns any right to participate in the Program except as determined by the Committee pursuant to the provisions in the Program.

X.	Program Amendment and Termination.
      The Company reserves the right in the Board (or a duly authorized committee thereof) to amend, suspend or terminate the Program or to adopt a new plan in place of the Program at any time; provided, that no such amendment shall, without the prior approval of the Company’s shareholders in accordance with applicable law to the extent required for the Program to continue to comply with the requirements of Code Section 162(m): (i) materially alter the Performance Criteria (as defined in Annex A) set forth in Annex A; (ii) change the class of eligible employees set forth in Article IV; (iii) increase the maximum amount set forth in Article V; or (iv) implement any other change to a provision of the Program. Furthermore, no amendment, suspension or termination shall, without the consent of the Participant, alter or impair a Participant’s right to receive payment of an Award for a Program Year otherwise payable hereunder.

XI.	Governing Law.
      The Program and any amendments thereto shall be construed, administered, and governing in all respects in accordance with the laws of the Commonwealth of Pennsylvania (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

Annex A
UNITED AMERICA INDEMNITY, LTD.
PERFORMANCE CRITERIA
      Performance Goals intended to comply with Code Section 162(m) shall be based on one or more of the following performance criteria (“Performance Criteria”): (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company’s common stock; (x) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (xi) the attainment of certain GAAP insurance operating ratios; or (xii) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs. For purposes of item (i) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board.
      In addition, such Performance Criteria may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Appendix C
INTEGRATION BONUS PLAN
      The following objectives shall be used to calculate the amount of each eligible executive’s Annual Integration Bonus (as defined below). Eligible executives are listed below.
      The Annual Integration Bonus with respect to a given fiscal year (e.g., 2005 or 2006) (the “Bonus Determination Year”) shall be equal to the product of (i) 50% of the Target Integration Bonus (as defined below) and (ii) the Percentage (as defined below), subject to any other provisions of each eligible executive’s employment agreement with Penn-America Group, Inc. (“Penn-America”), governing such Bonus (including, without limitation, provisions regarding the payment of the Bonus in shares of United America Indemnity, Ltd.). In no instance shall any payments hereunder to any single executive exceed $450,000 with respect to any Bonus Determination Year. The Board of Directors of each executive’s employer shall retain the sole and exclusive authority and discretion to administer and interpret the terms of this arrangement with respect to each such executive, including without limitation, the determination of whether the targets and objectives set forth below have been satisfied, and its determination and judgment shall be made in good faith.
Penn-America Income Targets

Pre-tax operating income of Penn-America for the Bonus Determination Year before giving effect to any transactions with Wind River Insurance Company, Ltd.	The Percentage Equals
80% of the Target Income (as defined below) or less	0%
Greater than 80% but less than 100% of the Target Income	pro-rata (in a linear manner)
100% of the Target Income or greater	75%
      The Target Income shall be equal to $36,483,000 for 2005 and $40,131,000 for 2006.
Target Integration Bonus

Executive	Target Integration Bonus Equals

Jon S. Saltzman	$900,000
Joseph F. Morris	$780,000
J. Ransley Lennon	$175,000
Garland P. Pezzuolo	$155,000
Craig Levitz	$125,000
Brian J. Riley	$165,000
John D. Curry	$200,000
Richard M. Slomiany	$150,000

C-1

PROXY

UNITED AMERICA INDEMNITY, LTD.

This Proxy is solicited on behalf of the Board of Directors.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

     The undersigned, revoking all prior proxies, hereby appoints Edward J. Noonan and Kevin L. Tate as the undersigned’s proxies, with full power of substitution, to vote all the Class A common shares and Class B common shares held of record by the undersigned, at the close of business on March 16, 2005, at the Annual General Meeting of Shareholders to be held on Wednesday, May 4, 2005, at 9:00 a.m., local time, at The Fairmont Hamilton Princess Hotel, 76 Pittsbay Road, Hamilton, Bermuda, or at any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

SEE REVERSE SIDE

*DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL*

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5 AND EACH OF THE ITEMS INCLUDED IN PROPOSAL 6.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5 AND EACH OF THE ITEMS INCLUDED IN PROPOSAL 6.

1.	Election of directors of United America Indemnity, Ltd.:

     Nominees:

	FOR	AGAINST	ABSTAIN
Saul A. Fox	☐	☐	☐
Edward J. Noonan	☐	☐	☐
Troy W. Thacker	☐	☐	☐
W. Dexter Paine, III	☐	☐	☐
Russell C. Ball, III	☐	☐	☐
Michael J. McDonough	☐	☐	☐
John J. Hendrickson	☐	☐	☐
Kenneth J. Singleton	☐	☐	☐
Stephen A. Cozen	☐	☐	☐
Richard L. Duszak	☐	☐	☐
Robert A. Lear	☐	☐	☐
M. Moshe Porat	☐	☐	☐

2.	To approve the Amendment to the Share Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve the Amended and Restated Annual Incentive Awards Program.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To approve Part 1 of the Integration Bonus Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor of United America Indemnity, Ltd. for 2005 and to authorize the board of directors of United America Indemnity, Ltd. acting by its Audit Committee to set the fees for the independent auditor.

FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	A. Wind River Insurance Company (Barbados) Ltd.

1.	Election of directors of Wind River Insurance Company (Barbados) Ltd.

Nominees:	FOR all nominees ☐	WITHHOLD AUTHORITY ☐
for all nominees

Troy W. Thacker
David N. King
Nicholas Crichlow
Kevin L. Tate

☐ For all except vote withheld from the following nominee(s):

2.	To appoint PricewaterhouseCoopers, St. Michael, Barbados, as the independent auditor of Wind River Insurance Company (Barbados) Ltd. for 2005 and to authorize the board of directors of Wind River Insurance Company (Barbados) Ltd. to set the fees for the independent auditor.

FOR ☐	AGAINST ☐	ABSTAIN ☐

     B.       Wind River Insurance Company, Ltd.

1.	Election of directors of Wind River Insurance Company, Ltd.

Nominees:	FOR all nominees ☐	WITHHOLD AUTHORITY ☐
for all nominees

Alan Bossin
Michael J. Tait
Troy W. Thacker
Seth D. Freudberg
Michael J. McDonough
Kevin L. Tate
Janita Burke Waldron (Alternate Director)
Kaela Keen (Alternate Director)

☐ For all except vote withheld from the following nominee(s):

2.	To appoint PricewaterhouseCoopers, Hamilton, Bermuda, as the independent auditor of Wind River Insurance Company, Ltd. for 2005.

FOR ☐	AGAINST ☐	ABSTAIN ☐

     C.      Wind River Services, Ltd.

1.	Election of directors of Wind River Services, Ltd.

Nominees:	FOR all nominees ☐	WITHHOLD AUTHORITY ☐
for all nominees

Troy W. Thacker
Kevin L. Tate
Alan Bossin
Seth D. Freudberg
Michael J. McDonough
Michael J. Tait
Janita Burke Waldron (Alternate Director)
Kaela Keen (Alternate Director)

☐ For all except vote withheld from the following nominee(s):

2.	To appoint PricewaterhouseCoopers, Hamilton, Bermuda, as the independent auditor of Wind River Services, Ltd. for 2005.

FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The signature on this proxy should correspond exactly with the shareholder’s name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title. Please sign, date and return this proxy in the enclosed postage paid envelope.

SIGNATURE(S)	DATE

* FOLD AND DETACH HERE *